Exhibit 10.1

CREDIT AGREEMENT

dated as of

5 January 2011

among

IHS INC.,

and

certain of its subsidiaries as borrowers,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Administrative Agent

BANK OF AMERICA, N.A.

and

RBS CITIZENS, N.A.,

as co-syndication agents

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

BBVA COMPASS

as co-documentation agents

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

RBS CITIZENS, N.A.

as joint bookrunners and joint lead arrangers

Table of Contents

			Page #
ARTICLE I.	DEFINITIONS		1

SECTION 1.01.	DEFINED TERMS		1
SECTION 1.02.	CLASSIFICATION OF LOANS AND BORROWINGS		22
SECTION 1.03.	TERMS GENERALLY		23
SECTION 1.04.	ACCOUNTING TERMS; GAAP		23
SECTION 1.05.	CONVERSION OF FOREIGN CURRENCIES		23
	(a)	Dollar Equivalents	23
	(b)	Rounding–Off	23

ARTICLE II.	THE CREDITS		24

SECTION 2.01.	COMMITMENTS		24
	(a)	Term Loans	24
	(b)	Revolving Loans	24
	(c)	Available Currency Loans	24
	(d)	Revolving Lender Participation in Available Currency Loans	24
	(e)	Canadian Currency Loans	25
	(f)	Revolving Lender Participation in Canadian Currency Loans	25
SECTION 2.02.	LOANS AND BORROWINGS		26
	(a)	Loans Made Ratably	26
	(b)	Initial Type of Loans	26
	(c)	Minimum Amounts; Limitation on Fixed Rate Borrowings	26
	(d)	Limitation on Interest Periods	27
SECTION 2.03.	REQUESTS FOR BORROWINGS		27
SECTION 2.04.	SWINGLINE LOANS		28
	(a)	Commitment	28
	(b)	Borrowing Procedure	28
	(c)	Revolving Lender Participation in Swingline Loans	28
SECTION 2.05.	LETTERS OF CREDIT		29
	(a)	General	29
	(b)	Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions	29
	(c)	Expiration Date	30
	(d)	Participations	30
	(e)	Reimbursement	30
	(f)	Obligations Absolute	31
	(g)	Disbursement Procedures	31
	(h)	Interim Interest	32
	(i)	Replacement of the Issuing Bank	32
	(j)	Cash Collateralization	32
SECTION 2.06.	FUNDING OF BORROWINGS		33
	(a)	By Lenders	33
	(b)	Fundings Assumed Made	33
SECTION 2.07.	INTEREST ELECTIONS		33
	(a)	Conversion and Continuation	33
	(b)	Delivery of Interest Election Request	34
	(c)	Contents of Interest Election Request	34
	(d)	Notice to the Lenders	34
	(e)	Automatic Conversion	34
	(f)	Limitations on Election	34
SECTION 2.08.	TERMINATION AND REDUCTION OF COMMITMENTS		35

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	(a)	Termination Date	35
	(b)	Optional Termination or Reduction	35
	(c)	Notice of Termination or Reduction	35
SECTION 2.09.	REPAYMENT OF LOANS; EVIDENCE OF DEBT		35
	(a)	Promise to Pay	35
	(b)	Lender Records	36
	(c)	Administrative Agent Records	36
	(d)	Prima Facie Evidence	36
	(e)	Request for a Note	36
SECTION 2.10.	AMORTIZATION OF TERM LOANS		37
	(a)	Original Amortization	37
	(b)	Amortization of Additional Term Loans under Section 2.21	37
	(c)	Term Maturity Date	38
SECTION 2.11.	PREPAYMENT OF LOANS		38
	(a)	Optional Prepayment	38
	(b)	Mandatory Prepayment of Revolving Exposure	38
	(c)	Mandatory Prepayments from Net Proceeds of Prepayment Event	38
	(d)	Selection of Borrowing to be Prepaid	39
	(e)	Notice of Prepayment; Application of Prepayments	39
SECTION 2.12.	FEES		39
	(a)	Commitment Fees	39
	(b)	Letter of Credit Fees	40
	(c)	Agent Fees	40
	(d)	Payment of Fees	40
SECTION 2.13.	INTEREST		40
	(a)	ABR Borrowings and Canadian Prime Rate Borrowings	40
	(b)	Eurodollar and CDOR Rate Borrowings	40
	(c)	Available Currency Borrowings	41
	(d)	Default Interest	41
	(e)	Payment of Interest	41
	(f)	Computation	41
SECTION 2.14.	MARKET DISRUPTION; ALTERNATE RATE OF INTEREST		42
	(a)	Market Disruption Applicable to Available Currency Loans	42
	(b)	Alternate Rate of Interest	42
SECTION 2.15.	INCREASED COSTS		43
	(a)	Change In Law	43
	(b)	Capital Adequacy	43
	(c)	Delivery of Certificate	43
	(d)	Limitation on Compensation	43
SECTION 2.16.	BREAK FUNDING PAYMENTS		44
SECTION 2.17.	TAXES		44
	(a)	Gross Up	44
	(b)	Payment of Other Taxes	44
	(c)	Tax Indemnification	44
	(d)	Receipts	45
	(e)	Foreign Lenders	45
	(f)	UK Tax issues; UK Qualifying Lenders	45
	(g)	UK Treaty Lenders; HMRC DT Treaty Passport Scheme	45
	(h)	Refund	46
SECTION 2.18.	PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS		46
	(a)	Payments Generally	46
	(b)	Pro Rata Application	46
	(c)	Sharing of Set-offs	47
	(d)	Payments from Borrower Assumed Made	47
	(e)	Application of Amounts Received under the Guaranty Agreements	47
	(f)	Return of Amounts	48

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	(g)	Notice of Amount of Obligations	48
SECTION 2.19.	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS		49
	(a)	Mitigation	49
	(b)	Replacement	49
SECTION 2.20.	DEFAULTING LENDERS		49
	(a)	Suspension of Commitment Fees	49
	(b)	Suspension of Voting	49
	(c)	Participation Exposure	50
	(d)	Suspension of Swingline Loans, Available Currency Loans, Canadian Currency Loans and Letters of Credit	50
	(e)	Setoff Against Defaulting Lender	50
SECTION 2.21.	INCREASE OF REVOLVING COMMITMENTS AND ADDITIONAL TERM LOANS		51
	(a)	Limitations on Increases and Additions	51
	(b)	New Lenders	52
	(c)	Implementation of the Increase and Addition	52
	(d)	Pro Rata Revolving Fundings	52
	(e)	Additional Term Loans	52
SECTION 2.22.	UNAVAILABILITY OF AVAILABLE CURRENCY LOANS AND CANADIAN CURRENCY LOANS		52
SECTION 2.23.	EUROPEAN ECONOMIC AND MONETARY UNION PROVISIONS		53
	(a)	Redenomination and Alternative Currencies	53
	(b)	Payments by the Agent Generally	53
	(c)	Basis of Accrual	53
	(d)	Rounding and Other Consequential Changes	53
SECTION 2.24.	JOINDER OF ADDITIONAL BORROWERS		53
SECTION 2.25.	BORROWER REPRESENTATIVE		54
	(a)	Appointment; Nature of Relationship	54
	(b)	Powers	54
	(c)	Employment of Agents	54
	(d)	Execution of Loan Documents	55

ARTICLE III.	REPRESENTATIONS AND WARRANTIES		55

SECTION 3.01.	ORGANIZATION; POWERS		55
SECTION 3.02.	AUTHORIZATION; ENFORCEABILITY		55
SECTION 3.03.	GOVERNMENTAL APPROVALS; NO CONFLICTS		55
SECTION 3.04.	FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE		55
	(a)	Delivery of Financial Statement	55
	(b)	No Contingent Liabilities or Losses	56
	(c)	Projections	56
	(d)	No Material Change	56
SECTION 3.05.	PROPERTIES		56
	(a)	Title	56
	(b)	Intellectual Property	56
SECTION 3.06.	LITIGATION AND ENVIRONMENTAL MATTERS		56
	(a)	Litigation	56
	(b)	Environmental	56
	(c)	Disclosed Matters	56
SECTION 3.07.	COMPLIANCE WITH LAWS AND AGREEMENTS		57
SECTION 3.08.	INVESTMENT COMPANY STATUS		57
SECTION 3.09.	TAXES; NON-QUALIFYING BANK CREDITOR RULES		57
SECTION 3.10.	ERISA AND FOREIGN PLANS; UK PENSION MATTERS		57
SECTION 3.11.	DISCLOSURE		57
SECTION 3.12.	SUBSIDIARIES		58
SECTION 3.13.	INSURANCE		58
SECTION 3.14.	LABOR MATTERS		58

TABLE OF CONTENTS, Page iii of vi

SECTION 3.15.	SOLVENCY		58
SECTION 3.16.	MARGIN SECURITIES		59
SECTION 3.17.	COMMON ENTERPRISE		59
SECTION 3.18.	LEGAL FORM; TAX RELATING TO LOAN DOCUMENTS		59
	(a)	England and Wales	59
	(b)	Switzerland	59
	(c)	Canada	59
SECTION 3.19.	RANKING		60
SECTION 3.20.	OFAC AND PATRIOT ACT		60

ARTICLE IV.	CONDITIONS		60

SECTION 4.01.	EFFECTIVE DATE		60
	(a)	Execution and Delivery of This Agreement	60
	(b)	Legal Opinion	60
	(c)	Corporate Authorization Documents	61
	(d)	Closing Certificate	61
	(e)	Fees	61
	(f)	Guaranty Agreements	61
	(g)	Existing Financing	61
	(h)	Investment Policy	61
SECTION 4.02.	EACH CREDIT EVENT		61
	(a)	Representations and Warranties	61
	(b)	No Default	62

ARTICLE V.	AFFIRMATIVE COVENANTS		62

SECTION 5.01.	FINANCIAL STATEMENTS AND OTHER INFORMATION		62
	(a)	Annual Audit	62
	(b)	Quarterly Financial Statements	62
	(c)	Compliance Certificate	62
	(d)	Management Report	62
	(e)	Public Reports	63
	(f)	Investment Policy	63
	(g)	Additional Information	63
SECTION 5.02.	NOTICES OF MATERIAL EVENTS		63
	(a)	Default	63
	(b)	Notice of Proceedings	63
	(c)	ERISA Event	63
	(d)	Material Adverse Effect	63
SECTION 5.03.	EXISTENCE; CONDUCT OF BUSINESS		63
SECTION 5.04.	PAYMENT OF OBLIGATIONS; NON-QUALIFYING BANK CREDITOR RULES		64
SECTION 5.05.	INSURANCE		64
SECTION 5.06.	BOOKS AND RECORDS AND INSPECTION		64
SECTION 5.07.	COMPLIANCE WITH LAWS		64
SECTION 5.08.	USE OF PROCEEDS		64
SECTION 5.09.	JOINDER OF SUBSIDIARIES TO THE GUARANTY AGREEMENTS		64
	(a)	Joinder Tests	64
	(b)	Joinder of Domestic Subsidiaries	65
	(c)	Joinder of Foreign Subsidiaries	65
	(d)	Joinder Under the Aggregation Test	65
	(e)	Limit on Joinder of Foreign Subsidiaries and Joint Ventures	65
SECTION 5.10.	FURTHER ASSURANCES		65

ARTICLE VI.	NEGATIVE COVENANTS		66

SECTION 6.01.	INDEBTEDNESS		66

TABLE OF CONTENTS, Page iv of vi

SECTION 6.02.	LIENS	67
SECTION 6.03.	FUNDAMENTAL CHANGES	68
SECTION 6.04.	INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS	68
SECTION 6.05.	ASSET SALES	70
SECTION 6.06.	HEDGE AGREEMENTS	71
SECTION 6.07.	RESTRICTED PAYMENTS	71
SECTION 6.08.	TRANSACTIONS WITH AFFILIATES	72
SECTION 6.09.	RESTRICTIVE AGREEMENTS	72
SECTION 6.10.	CHANGE IN FISCAL YEAR	72

ARTICLE VII.	FINANCIAL COVENANTS	72

SECTION 7.01.	INTEREST COVERAGE RATIO	72
SECTION 7.02.	LEVERAGE RATIO	72

ARTICLE VIII.	EVENTS OF DEFAULT	73

SECTION 8.01.	EVENTS OF DEFAULT; REMEDIES	73
	(a) Principal Payment	73
	(b) Interest and Fee Payments	73
	(c) Representation or Warranties	73
	(d) Covenant Violation; Immediate Default	73
	(e) Covenant Violation with Cure Period	73
	(f) Cross Payment Default	73
	(g) Cross Covenant Default	73
	(h) Involuntary Bankruptcy	74
	(i) Voluntary Bankruptcy	74
	(j) Other Insolvency	74
	(k) Judgments	74
	(l) ERISA Events	74
	(m) Invalidity of Loan Documents	74
	(n) Material Adverse Effect	74
	(o) Change in Control	74
SECTION 8.02.	PERFORMANCE BY THE ADMINISTRATIVE AGENT	75
SECTION 8.03.	LIMITATION ON SEPARATE SUIT	75

ARTICLE IX.	THE ADMINISTRATIVE AGENT	75

SECTION 9.01.	APPOINTMENT	75
SECTION 9.02.	RIGHTS AS A LENDER	75
SECTION 9.03.	LIMITATION OF DUTIES AND IMMUNITIES	76
SECTION 9.04.	RELIANCE ON THIRD PARTIES	76
SECTION 9.05.	SUB-AGENTS	76
SECTION 9.06.	SUCCESSOR AGENT	76
SECTION 9.07.	INDEPENDENT CREDIT DECISIONS	77
SECTION 9.08.	OTHER AGENTS	77
SECTION 9.09.	POWERS AND IMMUNITIES OF FRONTING PARTIES	77
SECTION 9.10.	PERMITTED RELEASE OF SUBSIDIARY LOAN PARTIES	78
SECTION 9.11.	LENDER AFFILIATES RIGHTS	78

ARTICLE X.	MISCELLANEOUS	78

SECTION 10.01.	NOTICES	78
SECTION 10.02.	WAIVERS; AMENDMENTS.	79
	(a) No Waiver; Rights Cumulative	79
	(b) Amendments	79
SECTION 10.03.	EXPENSES; INDEMNITY; DAMAGE WAIVER	80

TABLE OF CONTENTS, Page v of vi

	(a) Expenses	80
	(b) Indemnity	80
	(c) Lenders’ Agreement to Pay	81
	(d) Waiver of Damages	81
	(e) Payment	81
SECTION 10.04.	SUCCESSORS AND ASSIGNS	81
	(a) Successors and Assigns	81
	(b) Assignment	82
	(c) Participations	83
	(d) Pledge	84
SECTION 10.05.	SURVIVAL	84
SECTION 10.06.	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	84
SECTION 10.07.	SEVERABILITY	85
SECTION 10.08.	RIGHT OF SETOFF	85
SECTION 10.09.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	85
	(a) Governing Law	85
	(b) Jurisdiction	85
	(c) Venue	86
	(d) Service of Process	86
	(e) Process Agent	86
SECTION 10.10.	WAIVER OF JURY TRIAL	86
SECTION 10.11.	HEADINGS	86
SECTION 10.12.	CONFIDENTIALITY	86
SECTION 10.13.	MAXIMUM INTEREST RATE	87
	(a) Limitation to Maximum Rate; Recapture	87
	(b) Cure Provisions	87
	(c) Canada Interest Rate Provisions	88
SECTION 10.14.	NO DUTY	88
SECTION 10.15.	NO FIDUCIARY RELATIONSHIP	88
SECTION 10.16.	EQUITABLE RELIEF	88
SECTION 10.17.	CONSTRUCTION	88
SECTION 10.18.	INDEPENDENCE OF COVENANTS	89
SECTION 10.19.	USA PATRIOT ACT	89
SECTION 10.20.	CANADIAN ANTI-MONEY LAUNDERING LEGISLATION	89
SECTION 10.21.	JUDGMENT CURRENCY	89

TABLE OF CONTENTS, Page vi of vi

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:
Schedule 1.01	–	Guarantors
Schedule 1.02	–	Computation of Mandatory Costs
Schedule 2.01	–	Commitments
Schedule 3.06	–	Disclosed Matters
Schedule 3.12	–	Material Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Investments
Schedule 6.09	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C-1	–	Form of US Guaranty Agreement
Exhibit C-2	–	Form of Foreign Guaranty Agreement
Exhibit D	–	Form of Increased Commitment Supplement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Interest Election Request
Exhibit G	–	Form of Borrower Joinder Agreement

LIST OF SCHEDULES AND EXHIBITS, Solo Page

CREDIT AGREEMENT dated as of January 5, 2011, among:

(a) IHS INC., a Delaware corporation (“IHS”);

(b) INFORMATION HANDLING SERVICES GROUP INC., a Delaware corporation and IHS GLOBAL INC., a Delaware corporation (IHS, the corporations listed in this clause (b) and any other Domestic Subsidiary added as a Domestic Borrower under the requirements of Section 2.24 hereof, are herein collectively referred to as the “US Borrowers”);

(c) IHS GROUP HOLDINGS LIMITED, a company incorporated under the laws of England and Wales, IHS GLOBAL LIMITED, a company incorporated under the laws of England and Wales, IHS GLOBAL S.A., a company organized under the laws of Switzerland and IHS ENERGY (CANADA) LTD., a company organized under the laws of the province of Alberta in Canada (the companies listed in this clause (c) and any other Foreign Subsidiary added as a Foreign Borrower under the requirements of Section 2.24 hereof, are herein collectively referred to as the “Foreign Borrowers” and the Foreign Borrowers and the US Borrowers are herein collectively referred to as the “Borrowers”);

(d) the Lenders party hereto; and

(e) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing (which must be denominated in Dollars) for any Interest Period or with respect to the determination of the Alternate Base Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period or, with respect to the determination of the Alternate Base Rate, for a one month interest period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the Lenders hereunder. JPMorgan Chase Bank, National Association may, in its discretion, arrange for one or more its domestic or foreign branches or Affiliates to perform its obligations as the Administrative Agent hereunder and in such event, the term “Administrative Agent” shall include any such branch or Affiliate with respect to such obligations.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

CREDIT AGREEMENT, Page 1

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregation Test” has the meaning assigned to such term in Section 5.09(a).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day with respect to any ABR Loan, Canadian Prime Rate Loan or Fixed Rate Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Canadian Prime Rate Spread”, “Fixed Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date:

Leverage Ratio	Fixed Rate Spread	ABR Spread and Canadian Prime Rate Spread	Commitment Fee Rate
Category 1 ≥ 2.00 to 1.00	2.00%	1.00%	0.35%

Category 2 < 2.00 to 1.00 and ≥ 1.50 to 1.00	1.75%	.75%	0.30%

Category 3 < 1.50 to 1.00 and ≥ 1.00 to 1.00	1.50%	.50%	0.25%

Category 4 < 1.00 to 1.00	1.25%	.25%	0.20%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each of IHS’ fiscal quarters based upon the consolidated financial statements delivered pursuant to Section 5.01(a) or (b) ; provided that until the delivery to the Administrative Agent pursuant to Section 5.01 of IHS’ consolidated financial information for the fiscal quarter of IHS ending November 30, 2010, the “Applicable Rate” shall be the applicable rate per annum set forth in the table above opposite Category 3 and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. If it is ever subsequently determined that such financial statements did not accurately report as of the date of such financial statements the information necessary to determine the Leverage Ratio and as a result thereof the Leverage Ratio utilized to determine

CREDIT AGREEMENT, Page 2

the Applicable Rates was not correct and resulted in the Applicable Rates being otherwise lower than they should have been if the Leverage Ratio was accurately determined, the Borrowers shall pay to the Administrative Agent the amount that would have been due under the terms hereof if the Leverage Ratio was calculated correctly. A certificate of the Administrative Agent setting forth the amount or amounts (including a reasonably detailed calculation thereof) of any such difference shall be delivered to the Borrower Representative and the Borrowers shall pay the Administrative Agent the amount shown as due on any such certificate within 30 days after receipt thereof.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Currency” means Sterling, Euro, Canadian Dollars, Swiss francs, Japanese yen or any other freely available currency (other than Dollars) requested by the Borrower Representative and approved by the Administrative Agent which is freely transferable and freely convertible into Dollars and in which dealings are carried on in the European interbank market. The term “Available Currency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in an Available Currency but shall not include Canadian Dollar Loans and Borrowings made to any Canadian Borrower which are “Canadian Currency” Loans and Borrowings hereunder.

“Available Currency Commitment” means, with respect to each Available Currency Lender, the commitment of such Available Currency Lender to make Available Currency Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Available Currency Lender’s Available Currency Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Available Currency Lender’s Available Currency Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Available Currency Commitment. As of the Effective Date, the aggregate amount of the Available Currency Lenders’ Available Currency Commitments is $350,000,000.

“Available Currency Exposure” means, at any time, the aggregate principal Dollar Amount of all Available Currency Loans outstanding at such time and the aggregate amount of LC Exposure that is denominated in one or more Available Currencies (not including LC Exposure denominated in Canadian Dollars). The Available Currency Exposure of any Lender (including each Available Currency Lender) at any time shall be its Applicable Percentage of the total Available Currency Exposure at such time.

“Available Currency Lender” means a Lender with an Available Currency Commitment or, if the Available Currency Commitments have terminated or expired, a Lender holding direct interests in Available Currency Loans. All Available Currency Lenders shall be UK Qualifying Lenders or shall have domestic or foreign branches or Affiliates who are UK Qualifying Lenders (to undertake Available Currency Loans to the UK Borrowers on their behalf). An Available Currency Lender may, in its discretion, arrange for one or more Available Currency Loans to be made by one or more of its domestic or foreign branches or Affiliates that is a UK Qualifying Lender, in which case the term “Available Currency Lender” shall include any such branch or Affiliate with respect to Loans made by such Person.

“Available Currency Loan” means a Loan made pursuant to clause (c) of Section 2.01.

CREDIT AGREEMENT, Page 3

“Available Currency Rate” means, in relation to any Interest Period and the related Available Currency Borrowing:

(i) the applicable Screen Rate (as defined below in this definition); or

(ii) if no Screen Rate is available for that Interest Period of that Borrowing, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks (as defined below in this definition) to leading banks in the European interbank market as of 11.00 am (Brussels time) on the applicable Quotation Date for the offering of deposits in the applicable Available Currency and for a period comparable to that Interest Period. As used in this definition, the term “Screen Rate” means the percentage rate per annum displayed for the applicable Available Currency on the appropriate page of the Reuters Group screen as determined by the Administrative Agent. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower Representative and the Lenders. As used in this definition, “Reference Banks” means the Administrative Agent, the Lenders named as co-syndication and co-documentation agents hereunder and any other bank or financial institution appointed as a Reference Bank by the Administrative Agent in consultation with the Borrower Representative. Subject to Section 2.14, if the Available Currency Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation as required hereby, the Available Currency Rate shall be determined on the basis of the quotations of the remaining Reference Banks. The term “Available Currency Rate” when used with respect to a Borrowing made by a Lender through a lending office located in the United Kingdom shall be calculated to include the Mandatory Cost. Canadian Dollar Borrowings made to a Canadian Borrower shall not bear interest at the Available Currency Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” has the meaning assigned to such term in the first paragraph hereof.

“Borrower Joinder Agreement” means a Borrower Joinder Agreement in substantially the form of Exhibit G.

“Borrower Representative” means IHS, in its capacity as contractual representative of the Borrowers pursuant to Section 2.25.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Dallas, Texas are authorized or required by law to remain closed; provided that when used in connection with (a) a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) an Available Currency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the Available Currency applicable to such Loan in the European interbank market and any day that is not a Target Day and (c) any Loans to any Canadian Borrower, the term “Business Day” shall exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed.

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“Canadian Borrower” means IHS Energy (Canada) Ltd and any additional borrower joined pursuant to Section 2.24 which is incorporated under the laws of Canada or any province or territory located therein.

“Canadian Dollar” or “Cdn.$” means the lawful currency of Canada.

“Canadian Currency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made to a Canadian Borrower and denominated in Canadian Dollars and shall not include any Canadian Dollar Loan or Canadian Dollar Borrowing made to any other Borrower.

“Canadian Currency Commitment” means, with respect to each Canadian Currency Lender, the commitment of such Canadian Currency Lender to make Canadian Currency Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Canadian Currency Lender’s Canadian Currency Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Canadian Currency Lender’s Canadian Currency Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Currency Commitment. As of the Effective Date, the aggregate amount of the Canadian Currency Lenders’ Canadian Currency Commitments is $350,000,000.

“Canadian Currency Exposure” means, at any time, the aggregate principal Dollar Amount of all Canadian Currency Loans outstanding at such time and the aggregate amount of LC Exposure that is denominated in Canadian Dollars. The Canadian Currency Exposure of any Lender (including each Canadian Currency Lender) at any time shall be its Applicable Percentage of the total Canadian Currency Exposure at such time.

“Canadian Currency Lender” means a Lender with a Canadian Currency Commitment or, if the Canadian Currency Commitments have terminated or expired, a Lender holding direct interests in Canadian Currency Loans. All Canadian Currency Lenders shall be Canadian Qualified Lenders or shall have domestic or foreign branches or Affiliates who are Canadian Qualified Lenders (to undertake Canadian Currency Loans to the Canadian Borrowers on their behalf). A Canadian Currency Lender may, in its discretion, arrange for one or more Canadian Currency Loans to be made by one or more of its domestic or foreign branches or Affiliates that is a Canadian Qualified Lender, in which case the term “Canadian Currency Lender” shall include any such branch or Affiliate with respect to Loans made by such Person.

“Canadian Currency Loan” means a Loan made pursuant to clause (e) of Section 2.01.

“Canadian Pension Plan” means a defined benefit pension plan registered under the Pension Benefits Act (Ontario), or covered by other Canadian or provincial pension legislation including the Income Tax Act (Canada), or a Canadian registered pension plan which any Loan Party sponsors, maintains or to which it makes, is making or is obligated to make contributions or has made contributions at any time during the immediately preceding five (5) plan years.

“Canadian Prime Rate” means on any day, the greater of (a) the annual rate of interest announced from time to time by JPMorgan Canada as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada and (b) the CDOR Rate for a one month term in effect from time to time plus 100 basis points per annum. Only Canadian Dollar

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Borrowings made to the Canadian Borrowers can accrue interest at the Canadian Prime Rate. The term “Canadian Prime Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Qualified Lender” means a financial institution that is resident in Canada or deemed to be resident in Canada for purposes of the Income Tax Act (Canada) or any other financial institution that is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), provided that such non-resident financial institution deals at arm’s length with the Canadian Borrowers for purposes of the Income Tax Act (Canada).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means, with respect to Canadian Dollar Borrowings made to a Canadian Borrower and for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by JPMorgan Canada after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by JPMorgan Canada to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by JPMorgan Canada on the immediately preceding Business Day. Only Canadian Dollar Borrowings made to a Canadian Borrower can accrue interest at the CDOR Rate.

“Change in Control” means (a) the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Effective Date, by any Person or group (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934, as then in effect), other than the Current Holder Group, of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of IHS; (b) if IHS shall cease to own, directly or indirectly, one hundred percent (100%) of the record and beneficial ownership of each other Borrower (unless such other Borrower is merged out of existence pursuant to Section 6.03 hereof, or shall no longer be a Borrower hereunder); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of IHS by Persons who were neither (i) nominated by the board of directors of IHS nor (ii) approved or appointed by directors so nominated; or (d) the occurrence of a change of control, or other similar provision, as defined in any agreement governing Material Indebtedness.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement (including any law, rule or regulations currently under contemplation as of the date of this Agreement), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the

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Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. The Dodd Frank Wall Street Reform and Consumer Protection Act, any new Basel Capital Accord issued by the Basel Committee on Banking Supervision, and all requests, rules, guidelines, and directives promulgated under any of the foregoing shall be deemed to be a “Change in Law”, regardless of the date enacted or adopted.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Available Currency Loans, Canadian Currency Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Available Currency Commitment, Canadian Currency Commitment or a Term Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a Revolving Commitment, the Available Currency Commitment, Canadian Currency Commitment or Term Commitment, or any combination thereof (as the context requires).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise Voting Power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Consolidated” means the resultant consolidation of the financial statements of IHS and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the most recent consolidated financial statements referred to in Section 3.04 hereof.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges including but not limited to those relating to fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of IHS for such period, as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period:

(a) plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash charges or expenses in connection with options, restricted stock, restricted stock units or other equity level awards under any IHS incentive plan, (v) cash non-recurring acquisition or restructuring charges or expenses related to employee severance or facilities consolidation and acquisition related transactions expenses provided that for any period of calculation, the aggregate amount added back under this clause (v) shall not comprise more than 10% of the Consolidated EBITDA for such period, and (vi) non-cash losses or charges (including charges incurred pursuant to the refinancing of the credit facility in effect prior to this Agreement) that are unusual or non-recurring,

(b) minus extraordinary or unusual one time gains;

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provided that, for purposes of calculating the Leverage Ratio and any Pro Forma calculation, Consolidated EBITDA shall include the consolidated earnings before interest, taxes, depreciation and amortization of any Target who was acquired or whose assets were acquired during such period as calculated for the period prior to the acquisition on a basis which is in compliance with the requirements of Article 11 of Regulation S-X of the Securities and Exchange Commission and to:

(x) add back thereto the sum of the following: (A) non-cash charges or expenses in connection with options, restricted stock, restricted stock units or other equity level awards under any employee incentive plan; (B) cash non-recurring acquisition or restructuring charges or expenses related to employee severance or facilities consolidation and acquisition related transactions expenses provided that for any period of calculation, the aggregate amount added back under this clause (B) shall not comprise more than 10% of the total consolidated earnings before interest, taxes, depreciation and amortization of the Target for such period, and (C) non-cash losses or charges that are unusual or non-recurring;

(y) subtract therefrom extraordinary or unusual one time gains.

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (other than net obligations under any Hedge Agreement), including, but not limited to, current, long-term and Subordinated Indebtedness, if any, of IHS, as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes paid or payable based on the gross or net income of IHS (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of IHS, as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the interest expense of IHS for such period, as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated Net Earnings” means, for any period, the net income (loss) of IHS for such period, as determined on a Consolidated basis and in accordance with GAAP excluding therefrom however, to the extent otherwise included therein: (a) the income (or loss) of any Person (other than a Subsidiary) in which IHS or a Subsidiary has an ownership interest to the extent recorded separately on the financial statements of IHS as income from equity investments; provided, however, that (i) Consolidated Net Earnings shall include amounts in respect of such income when actually received in cash by IHS or such Subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Earnings shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by IHS or any Subsidiary in such Person for the purpose of funding any deficit or loss of such Person and (b) the income of any Subsidiary to the extent the payment of such income in the form of a distribution or repayment of any Indebtedness to IHS or a Subsidiary is not permitted on account of any restriction in by-laws, articles of incorporation or similar governing document or any agreement applicable to such Subsidiary.

“Contract Rate” has the meaning assigned to such term in Section 10.13(a).

“Credit Parties” means the Administrative Agent, each Lender and each Affiliate of a Lender that is owed any of the Obligations.

“CTA” means the UK Corporation Tax Act 2009.

“Current Holder Group” shall mean (a) TB Continuity II Trust, a trust formed under the laws of the Cayman Islands (the “Trust”), and (b) other Persons that are wholly-owned, directly or indirectly, by the Trust.

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“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has: (a) failed to fund any portion of its Loans or participations in Letters of Credit, Available Currency Loans, Canadian Currency Loans or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower Representative, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend generally to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, Available Currency Loans, Canadian Currency Loans and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, as determined by the Administrative Agent in good faith, or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. The fact that a Lender is owned or controlled by a Governmental Authority in and of itself will not make such Lender a “Defaulting Lender” hereunder unless such ownership is a result of a proceeding of the type described in clause (e).

“Disclosed Matters” means all the matters disclosed on Schedule 3.06.

“Dollar Amount” means, as of any date of determination, (a) in the case of any amount denominated in Dollars, such amount, and (b) in the case of any amount denominated in another currency, the amount of Dollars which is equivalent to such amount of other currency as of such date, determined by using the Spot Rate on the date two (2) Business Days prior to such date or on such other date as may be requested by the Borrower Representative and approved by the Administrative Agent.

“Dollars” or “$” refers to lawful currency of the United States of America.

“Domestic Guarantor” means each Domestic Subsidiary designated a “Domestic Guarantor” on Schedule 1.01 hereto and each other Domestic Subsidiary that becomes a party to the US Guaranty Agreement pursuant to Section 5.09.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, directives, policies, guidelines, permits, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of IHS or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of the capital stock, partnership interests, membership interest in a limited liability company or unlimited liability company, beneficial interests in a trust or other equity interests or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with IHS, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by IHS or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by IHS or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by IHS or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by IHS or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from IHS or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” or “Euro” means the single currency of the Participating Member States.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate but not including any Loan or Borrowing bearing interest at a rate determined by reference to clause (c) of the definition of the term “Alternate Base Rate”.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower Representative under

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Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of IHS.

“Fixed Rates” means the Available Currency Rate, the Adjusted LIBO Rate and, with respect to Canadian Currency Loans, the CDOR Rate. The term “Fixed Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a Fixed Rate.

“Foreign Borrowers” has the meaning assigned to such term in the first paragraph hereof.

“Foreign Currency Limit” means $350,000,000.

“Foreign Guarantor” means each Foreign Subsidiary designated as a “Foreign Guarantor” on Schedule 1.01 hereto and each other Foreign Subsidiary that becomes a party to the Foreign Guaranty Agreement pursuant to Section 5.09.

“Foreign Guaranty Agreement” means that certain Guaranty Agreement (Foreign) of the Foreign Guarantors in substantially the form of Exhibit C-2 hereto.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than the jurisdiction in which such Borrower is located. For purposes of this definition, the United States of America, any State thereof or the District of Columbia shall be deemed to be one jurisdiction and Canada and any province or territory thereof shall be deemed to be one jurisdiction.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by Foreign Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party, and includes Canadian Pension Plans.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Parties” means the Swingline Lender, the Issuing Bank, each Available Currency Lender and each Canadian Currency Lender.

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“Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date:

(a) with respect to the Loan Obligations: (i) the principal of and interest accrued to such date on the Loan Obligations shall have been paid in full in cash, (ii) all fees, expenses and other amounts which constitute Loan Obligations shall have been paid in full in cash; (iii) the Commitments shall have expired or irrevocably been terminated; and (iv) the contingent LC Exposure shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to 102% of the amount of such LC Exposure or other collateral which is acceptable to the Issuing Bank in its sole discretion or (B) the issuance of a “back–to–back” letter of credit in form and substance acceptable to the Issuing Bank with an original face amount at least equal to 102% of the amount of such LC Exposure and issued by an issuing bank satisfactory to the Issuing Bank in its sole discretion; and

(b) with respect to the Hedge Obligations: (i) all termination payments, fees, expenses and other amounts which constitute Hedge Obligations shall have been paid in full in cash and (ii) no Credit Party shall have any further liability arising under the related Hedging Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including any obligations under an operating lease) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligations under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means a Domestic Guarantor or a Foreign Guarantor.

“Guaranty Agreements” means, collectively, the US Guaranty Agreement and the Foreign Guaranty Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of IHS or the Subsidiaries shall be a Hedge Agreement.

“Hedge Obligations” means all obligations, indebtedness, and liabilities of IHS or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender, arising pursuant to any Hedge Agreements entered into by such Lender or Affiliate with IHS or any Subsidiaries, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in such Hedge Agreements.

“IHS” has the meaning assigned to such term in the first paragraph hereof.

“Immaterial Subsidiary” means, as determined as of any date, a Subsidiary that has revenue as determined as of such date for the most recently completed four fiscal quarter period of less than 10% of IHS’ consolidated revenue for such period.

“Increase Amount” has the meaning assigned to such term in Section 2.21.

“Increased Commitment Supplement” means a supplement to this Agreement substantially in the form of Exhibit D hereto executed pursuant to the terms of Section 2.21.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and past due accounts payable being contested in accordance with Section 5.04, in each case, incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person; (h) all Capital Lease Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (k) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity Interests; (1) all obligations of such Person for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof; (m) all obligations of such Person under any Hedging Agreement; and (n) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person

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is not liable therefor. The amount of the obligations of IHS or any Subsidiary in respect of any Hedging Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that IHS or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated November 2010 relating to IHS, the Subsidiaries and the Transactions.

“Interest Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of IHS, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) and any Canadian Prime Rate Loan, the last day of each February, May, August and November, (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMorgan Chase Bank, National Association, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the UK Income Tax Act 2007.

“JPMorgan Canada” means JPMorgan Chase Bank, N.A., Toronto Branch.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

CREDIT AGREEMENT, Page 14

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time plus (c) for purposes of Section 2.11(b) only, the amount of cash collateral for LC Exposure provided in accordance with the requirement of Section 2.05(j). The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means (a) for all purposes, the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Increased Commitment Supplement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and (b) for purposes of the definitions of “Hedge Obligations” and “Credit Parties” only, shall include any Person who was a Lender at the time a Hedge Agreement was entered into by one or more of the Loan Parties, even though, at a later time of determination, such Person no longer holds any Commitments or Loans hereunder. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. A Lender may, in its discretion, arrange for one or more Loans to be made by one or more of its domestic or foreign branches or Affiliates, in which case the term “Lender” shall include any such branch or Affiliate with respect to Loans made by such Person.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means, on any date, the ratio of Consolidated Funded Indebtedness as of such date to Consolidated EBITDA for the four (4) fiscal quarters then ended or then most recently ended.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits comparable, if applicable, in amount to such Eurodollar Borrowing and with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits comparable in amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. For purposes of determining the Alternate Base Rate, the LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the notes executed pursuant to Section 2.09 (if any), US Guaranty Agreement, the Foreign Guaranty Agreement and all other certificates, agreements and other documentation now or hereafter executed and/or delivered pursuant to or in connection with the foregoing.

CREDIT AGREEMENT, Page 15

“Loan Obligations” means all obligations, indebtedness, and liabilities of IHS or any Subsidiaries, or any one of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of IHS or any Subsidiaries to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Loan Documents.

“Loan Parties” means the Borrowers and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to one or more of the Borrowers pursuant to this Agreement.

“Mandatory Costs” means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.02.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of IHS and the Subsidiaries taken as a whole, (b) the validity or enforceability of any Loan Document or (c) the rights of or remedies available to the Administrative Agent or the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit but including, without limitation, obligations in respect of one or more Hedge Agreements) of any one or more of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $25,000,000.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Maximum Rate” has the meaning assigned to such term in Section 10.13(a).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by IHS and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by IHS and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by IHS and the Subsidiaries, and the amount of any reserves established by IHS and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of IHS).

“New Lender” has the meaning assigned to such term in Section 2.21.

“New Term Advance” means the aggregate amount advanced as an additional Term Loan under Section 2.21.

“Non-Loan Party” means any Subsidiary that is not a Loan Party.

CREDIT AGREEMENT, Page 16

“Non-Loan Party Amount” has the meaning assigned to such term in Section 6.01(c).

“Non-Qualifying Bank Creditor Rules” means the Swiss tax rules relating to number of non bank lenders a Swiss borrower has as set out in the guidelines issued by the Swiss Federal Tax Administration, including guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”).

“Obligations” means all Loan Obligations and the Hedge Obligations.

“OFAC” has the meaning assigned to such term in Section 3.20.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, including all such amounts imposed as a result of the violation of the Non-Qualifying Bank Creditor Rules.

“Participant” has the meaning set forth in Section 10.04.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Patriot Act” has the meaning assigned to such term in Section 3.20.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 8.01;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of IHS or any Subsidiary;

CREDIT AGREEMENT, Page 17

(g) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

(h) leases or subleases entered into by IHS or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of IHS or any Subsidiary;

(i) statutory and common law landlords’ liens under leases to which IHS or one of the Subsidiaries is a party; and

(j) customary Liens (including the right of set-off) in favor of banking institutions encumbering deposits held by such banking institutions incurred in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Non-Loan Party Amount” has the meaning set forth in Section 6.01(c).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a) any sale, transfer or other voluntary disposition (including pursuant to a sale and leaseback transaction) of any property or asset of IHS or any Subsidiary, other than dispositions permitted by Section 6.05; or

(b) the incurrence by IHS or any Subsidiary of any Indebtedness other than Indebtedness incurred under the permissions of Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, National Association as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Repayment Date” has the meaning set forth in Section 2.10(a).

“Pro Forma” means, in reference to any financial calculation hereunder and the proposed transaction requiring such calculation, that such calculation for the applicable period is made on a basis acceptable to the Administrative Agent and: (a) assuming the consummation of the transaction in question, (b) assuming that the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, (c) to the extent such Indebtedness bears interest at a floating rate, using the rate in effect at the time of calculation for the entire period of calculation, and (d) including in Consolidated EBITDA as provided in the definition thereof, the consolidated earnings before interest, taxes, depreciation and amortization of the Target for the period prior to the acquisition on a basis which is in compliance with the requirements of Article 11 of Regulation S-X of the Securities and Exchange Commission and the adjustments provided in clauses (x) and (y) of the definition of Consolidated EBITDA.

CREDIT AGREEMENT, Page 18

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a) with respect to a Loan denominated in Sterling, the first day of that period;

(b) with respect to a Loan denominated in Euro, two TARGET Days before the first day of that period; and

(c) with respect to a Loan denominated in another Available Currency, the day on which such interest rate is determined in accordance with market standards as determined by the Administrative Agent.

“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Revolving Commitments representing not less than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Revolving Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests issued by IHS or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Available Currency Loans, Canadian Currency Loans and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased or established from time to time pursuant to an Increased Commitment Supplement, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or in the Increased Commitment Supplement pursuant to which such Lender shall have become a Lender, as applicable. As of the Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $700,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal Dollar Amount of such Lender’s Revolving Loans and the sum of the following calculated, without duplication, its Available Currency Exposure, Canadian Currency Exposure, LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

CREDIT AGREEMENT, Page 19

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means January 5, 2016.

“Spot Rate” means, with respect to any day, the rate determined on such date on the basis of the offered exchange rates, as reflected in the foreign currency exchange rate display of the Reuters Group (or on any successor or substitute page, or any successor to or substitute for Reuters Group, providing exchange rate quotations comparable to those currently provided by the Reuters Group on such page, as determined by the Administrative Agent from time to time) at or about 10:00 a.m. (Chicago, Illinois time), to purchase Dollars with the other applicable currency, provided that, if at least two such offered rates appear on such display, the rate shall be the arithmetic mean of such offered rates and, if no such offered rates are so displayed, the Spot Rate shall be determined by the Administrative Agent on the basis of the arithmetic mean of such offered rates as determined by the Administrative Agent in accordance with its normal practice.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which a Lender is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” shall mean the lawful currency of the United Kingdom.

“Subordinated” means, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Administrative Agent and the Required Lenders) in favor of the prior payment in full of the Loan Obligations.

“subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a Person or by one or more other subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership, limited liability company or unlimited liability company of which a Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the applicable Person, one or more other subsidiaries of such applicable Person or such applicable Person and one or more subsidiaries of such applicable Person, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Subsidiary” means any subsidiary of IHS.

“Subsidiary Loan Party” means any Subsidiary of IHS that is party hereto or to any other Loan Document.

CREDIT AGREEMENT, Page 20

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, National Association, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Target” means a Person who is to be acquired or whose assets are to be acquired in a transaction permitted hereby.

“TARGET 2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET 2 is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority. The term “Taxes” shall include all levies, imposts, deductions, charges and withholdings, and all other liabilities with respect thereto, imposed by Swiss governmental authorities as a result of the violation of the Non-Qualifying Bank Creditor Rules.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.08 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments on the Effective Date is $300,000,000.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means, collectively, the Loans made pursuant to Section 2.01 and each New Term Advance.

“Term Maturity Date” means January 5, 2016.

“Termination Event” (a) the whole or partial withdrawal of a Canadian Borrower or any Subsidiary from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination of partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

CREDIT AGREEMENT, Page 21

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Fixed Rate, the Alternate Base Rate or the Canadian Prime Rate.

“UK Borrowers” means IHS Group Holdings Limited, IHS Global Limited and any additional borrower joined pursuant to Section 2.24 which is incorporated under the laws of England and Wales, resident in the United Kingdom or carrying on business in the United Kingdom through a permanent establishment.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest and fees payable to it in respect of a UK Borrower Borrowing or a Letter of Credit issued to a UK Borrower pursuant to this Agreement (a “UK Loan”) and is (a) a bank (as defined for the purposes of s.879 ITA) making a UK Loan which is subject to United Kingdom corporation tax in respect of interest payments made in respect of the UK Loan; or (b) a Lender in respect of a UK Loan made by a Person that was a bank (as defined for the purposes of s.879 ITA) at the time that UK Loan was made and which is subject to United Kingdom corporation tax in respect of interest payments made in respect of the UK Loan; or (c) UK Treaty Lender; or (d) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or (e) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest and fees payable to it by the UK Borrowers pursuant to this Agreement or a Letter of Credit in computing its chargeable profits for the purposes of Section 19 CTA.

“UK Treaty Lender” means a Lender that is a resident in a jurisdiction with which the United Kingdom has a double taxation agreement which makes provision for full exemption from United Kingdom taxation imposed on interest and fees and which does not carry on business in the United Kingdom through a permanent establishment with which a payment of interest or fees under a UK Borrower Borrowing or a Letter of Credit issued to a UK Borrower is effectively connected.

“US Borrowers” has the meaning assigned to such term in the first paragraph hereof.

“US Guaranty Agreement” means that certain Guaranty Agreement (US) of the Domestic Guarantors in substantially the form of Exhibit C-1 hereto.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

CREDIT AGREEMENT, Page 22

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if IHS notifies the Administrative Agent that it requests an amendment to any provision hereof to preserve the original intent thereof and to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies IHS that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Loan Parties shall not be required to pay to any Credit Party any fees in connection with any amendment, the sole purposes of which is to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof, other than fees and expenses contemplated by Section 10.03(a).

Section 1.05. Conversion of Foreign Currencies.

(a) Dollar Equivalents. The Administrative Agent may determine the Dollar Amount of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination of any Dollar Amount by any Loan Party. The Administrative Agent may determine or redetermine the Dollar Amount of any amount on any date either in its own discretion or upon the request of any Lender, including the Dollar Amount of any Loan or Letter of Credit made or issued in an Available Currency.

(b) Rounding–Off. The Administrative Agent may set up appropriate rounding–off mechanisms or otherwise round–off amounts hereunder to the nearest higher or lower amount in whole Dollars, Sterling, Euro, whole other currency or smaller denomination thereof to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars, whole Sterling, whole Euro, whole other currency or in whole smaller denomination thereof, as may be necessary or appropriate.

CREDIT AGREEMENT, Page 23

ARTICLE II.

The Credits

Section 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a) Term Loans. Each Term Lender agrees to make an advance in Dollars to IHS on the Effective Date in a principal amount not exceeding its Term Commitment. Amounts repaid in respect of Term Loans may not be reborrowed.

(b) Revolving Loans. Each Revolving Lender agrees to make advances to IHS and the Domestic Subsidiaries who are Borrowers in Dollars from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, IHS and the Domestic Subsidiaries who are Borrowers may borrow, prepay and reborrow Dollar Revolving Loans.

(c) Available Currency Loans. Each Available Currency Lender agrees to make advances to one or more of the Borrowers (but not including the Canadian Borrowers) in any Available Currency from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in: (i) such Lender’s Available Currency Loans exceeding such Lender’s Available Currency Commitment; (ii) such Lenders’ Revolving Exposure exceeding such Lender’s Revolving Commitment; (iii) the Revolving Exposures exceeding the total Revolving Commitments; (iv) the Available Currency Exposures exceeding the total Available Currency Commitments or (v) the total of the Available Currency Exposures and the Canadian Currency Exposures exceeding the Foreign Currency Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Available Currency Loans. No Canadian Borrower may borrow under the Available Currency Commitments.

(d) Revolving Lender Participation in Available Currency Loans. The Available Currency Lenders may by written notice given to the Administrative Agent not later than 11:00 a.m., Chicago, Illinois time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Available Currency Loans outstanding. Such notice shall specify the aggregate amount of Available Currency Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give written notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Available Currency Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent in Dollars, for the account of the Available Currency Lenders, such Revolving Lender’s Applicable Percentage of the Dollar Amount of such Available Currency Loan or Loans; provided that no Available Currency Lender will be required to make the payments under this sentence to the extent it already holds Available Currency Loans in an amount equal to or in excess of its Applicable Percentage of the Available Currency Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Available Currency Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each applicable Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available Dollars, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to each Available Currency Lender such portions of the amount so received by it from

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the Revolving Lenders so that after giving effect thereto the Revolving Lenders (including the Available Currency Lenders) will hold direct interests in the Available Currency Loans in an amount equal to it Applicable Percentage thereof. The Administrative Agent shall notify IHS of any participations in any Available Currency Loans acquired pursuant to this paragraph. All such Loans shall be automatically converted to ABR Dollar Borrowings (including each Available Currency Lender’s portion thereof) in an amount equal to the Dollar Amount thereof as of (and with the Dollar Amount as determined as of) the date of conversion but shall continue to be considered Available Currency Exposure. Thereafter payments in respect of such ABR Dollar Borrowings shall be made to the Administrative Agent for the account of the Revolving Lenders. The amount of principal and interest paid on the Available Currency Loans prior to receipt of the proceeds of a sale of participations therein shall be shared by the Available Currency Lenders pro rata based on the amount of the Available Currency Commitment of each (or if the Available Currency Commitments shall have terminated, based on the Available Currency Loans held be each). Any amounts received by the Administrative Agent or any Available Currency Lender from any Borrower (or other party on behalf of a Borrower) in respect of a Available Currency Loan after receipt by the Available Currency Lenders of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Available Currency Lenders, as their interests may appear. The purchase of participations in Available Currency Loans pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

(e) Canadian Currency Loans. Each Canadian Currency Lender agrees to make advances to one or more of the Canadian Borrowers in Canadian Dollars from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in: (i) such Lender’s Canadian Currency Loans exceeding such Lender’s Canadian Currency Commitment; (ii) such Lenders’ Revolving Exposure exceeding such Lender’s Revolving Commitment; (iii) the Revolving Exposures exceeding the total Revolving Commitments; (iv) the Canadian Currency Exposures exceeding the total Canadian Currency Commitments; or (v) the total of the Available Currency Exposures and the Canadian Currency Exposures exceeding the Foreign Currency Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrowers may borrow, prepay and reborrow Canadian Currency Loans.

(f) Revolving Lender Participation in Canadian Currency Loans. The Canadian Currency Lenders may by written notice given to the Administrative Agent not later than 11:00 a.m., Chicago, Illinois time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Canadian Currency Loans outstanding. Such notice shall specify the aggregate amount of Canadian Currency Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give written notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Canadian Currency Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent in Dollars, for the account of the Canadian Currency Lenders, such Revolving Lender’s Applicable Percentage of the Dollar Amount of such Canadian Currency Loan or Loans; provided that no Canadian Currency Lender will be required to make the payments under this sentence to the extent it already holds Canadian Currency Loans in an amount equal to or in excess of its Applicable Percentage of the Canadian Currency Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Canadian Currency Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each applicable Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available Dollars, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply,

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mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to each Canadian Currency Lender such portions of the amount so received by it from the Revolving Lenders so that after giving effect thereto the Revolving Lenders (including the Canadian Currency Lenders) will hold direct interests in the Canadian Currency Loans in an amount equal to it Applicable Percentage thereof. The Administrative Agent shall notify IHS of any participations in any Canadian Currency Loans acquired pursuant to this paragraph. All such Loans shall be automatically converted to ABR Dollar Borrowings (including each Canadian Currency Lender’s portion thereof) in an amount equal to the Dollar Amount thereof as of (and with the Dollar Amount as determined as of) the date of conversion but shall continue to be considered Canadian Currency Exposure. Thereafter payments in respect of such ABR Dollar Borrowings shall be made to the Administrative Agent for the account of the Revolving Lenders. The amount of principal and interest paid on the Canadian Currency Loans prior to receipt of the proceeds of a sale of participations therein shall be shared by the Canadian Currency Lenders pro rata based on the amount of the Canadian Currency Commitment of each (or if the Canadian Currency Commitments shall have terminated, based on the Canadian Currency Loans held be each). Any amounts received by the Administrative Agent or any Canadian Currency Lender from any Borrower (or other party on behalf of a Borrower) in respect of a Canadian Currency Loan after receipt by the Canadian Currency Lenders of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Currency Lenders, as their interests may appear. The purchase of participations in Canadian Currency Loans pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

Section 2.02. Loans and Borrowings.

(a) Loans Made Ratably. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Initial Type of Loans. Subject to Section 2.07 and 2.14, each Revolving Borrowing, Available Currency Borrowing, Canadian Currency Borrowing and Term Borrowing shall be comprised entirely of ABR Loans, Canadian Prime Rate Loans or Fixed Rate Loans as the Borrower Representative may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings or Canadian Prime Rate Borrowings unless IHS shall have delivered to the Administrative Agent an agreement that it will be bound by the provisions of Section 2.16 notwithstanding that this Agreement might not then be effective at least three Business Days prior to the Effective Date. Term Loans may not include any Available Currency Borrowing. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Canadian Dollar Loan or Fixed Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Fixed Rate Borrowings. At the commencement of each Interest Period for any Fixed Rate Borrowing, such Borrowing shall be in an aggregate Dollar Amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (or Cdn.$5,000,000 and not less than Cdn.$10,000,000 in respect of CDOR Rate Borrowings). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving

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Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the time that each Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn.$1,000,000 and not less than Cdn.$5,000,000; provided that a Canadian Prime Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate amount of the Canadian Currency Commitments or that is required to finance the reimbursement of a Canadian Dollar denominated LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Fixed Rate Borrowings outstanding at the same time.

(d) Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Fixed Rate Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

Section 2.03. Requests for Borrowings. To request a Revolving Borrowing, Available Currency Borrowing, Canadian Currency Borrowing or a Term Borrowing, the Borrower Representative shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing or CDOR Rate Borrowing, not later than 11:00 a.m., Chicago, Illinois time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Canadian Prime Rate Borrowing, not later than 11:00 a.m., Chicago, Illinois time, one Business Day before the date of the proposed Borrowing; and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., Chicago, Illinois time, on the Business Day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) must be given not later than 10:00 a.m., Chicago, Illinois time, on the date of the proposed Borrowing. To request an Available Currency Fixed Rate Borrowing in Sterling, Euro or Canadian Dollars, the Borrower Representative shall notify the Administrative Agent of such request in writing, not later than 11:00 a.m., London, England time, three Business Days before the date of the proposed Borrowing. To request an Available Currency Borrowing in any other Available Currency, the Borrower Representative shall notify the Administrative Agent of such request in writing, not later than 11:00 a.m., London, England time, three Business Days before the date of the proposed Borrowing or, if different, the number of days before the date of the proposed Borrowing that is standard for the applicable Available Currency in accordance with the Administrative Agent’s standard practice. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic transmission approved by the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit E or in such other form as may be approved by the Administrative Agent, signed by the Borrower Representative and delivered to the Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Sections 2.02 and 2.07:

(i) Whether the requested Borrowing is to be a Revolving Borrowing, an Available Currency Borrowing, Canadian Currency Borrowing or Term Borrowing;

(ii) If the requested Borrowing is a Revolving Borrowing or an Available Currency Borrowing, the Borrower making the Borrowing and the currency in which such Borrowing will be denominated;

(iii) The aggregate amount of such Borrowing;

(iv) The date of such Borrowing, which shall be a Business Day;

(v) Whether such Borrowing is to be a ABR Borrowing, Canadian Prime Rate Borrowing or a Fixed Rate Borrowing;

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(vi) in the case of a Fixed Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Dollar Borrowing or a Canadian Prime Rate Borrowing, as applicable. If no Interest Period is specified with respect to any requested Fixed Rate Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Swingline Loans.

(a) Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to IHS from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, IHS may borrow, prepay and reborrow Swingline Loans.

(b) Borrowing Procedure. To request a Swingline Loan, IHS shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or other electronic transmission approved by the Administrative Agent), not later than 11:00 a.m., Chicago, Illinois time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date of (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from IHS. The Swingline Lender shall make each Swingline Loan available to IHS by means of a credit to the general deposit account of IHS with the Swingline Lender or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Person designated by IHS (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Chicago, Illinois time, on the requested date of such Swingline Loan.

(c) Revolving Lender Participation in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Chicago, Illinois time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give written notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall

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comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify IHS of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from IHS (or other party on behalf of IHS) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to IHS for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve IHS of any default in the payment thereof.

Section 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or the account of any Borrower, denominated in Dollars or an Available Currency and in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by one or more of the Borrowers to, or entered into by one or more of the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit will be denominated (which must be either Dollars or an Available Currency), the name and address of the beneficiary thereof, the account party for such Letter of Credit (and if no account party is designated, the account party shall be deemed to be IHS) and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower Representative shall also submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed a Dollar Amount equal to $50,000,000; (ii) with respect to a request for a Letter of Credit to be issued in an Available Currency (other than Canadian Dollars), the Dollar Amount of the Available Currency Exposures shall not exceed the total Available Currency Commitments; (iii) with respect to a request for a Letter of Credit to be issued in Canadian Dollars, the Dollar Amount of the Canadian Currency Exposures shall not exceed the total Canadian Currency Commitments; (iv) the total Revolving Exposures shall not exceed the total Revolving Commitments; and (v) the total Canadian Currency Exposures plus the total Available Currency Exposures shall not exceed the Foreign currency Limit.

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(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in clause (ii) below) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower on whose account such Letter of Credit was issued shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which it is denominated not later than 3:00 p.m., Chicago, Illinois time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 11:00 a.m., Chicago, Illinois time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 12:00 noon, Chicago, Illinois time, on the Business Day immediately following the day that the Borrower Representative receives such notice; provided that a Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.04 that such payment be financed with a Revolving Borrowing, Swingline Loan or, if the LC Disbursement is denominated in an Available Currency (other than Canadian Dollars), an Available Currency Borrowing or if the LC Disbursement is in Canadian Dollars, a Canadian Currency Borrowing, in each case, in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing, Swingline Loan, Available Currency Borrowing or Canadian Currency Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender in writing of the applicable LC Disbursement, the Dollar Amount of the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the Dollar Amount of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative

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Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans, Available Currency Loans, Canadian Currency Loan or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. After receipt of any payments from the Revolving Lenders under this paragraph, the applicable Borrower’s obligation to reimburse such LC Disbursement, if originally denominated in an Available Currency, shall convert to a Dollar denominated obligation in a Dollar Amount calculated as of date the payments by the Revolving Lenders are received and any future payments by the applicable Borrower in respect thereof shall be made in Dollars.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by telecopy or other electronic transmission approved by the Administrative Agent) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

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(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, IHS shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default exists, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or when cash collateral is otherwise required under this Agreement, each Borrower that is an account party for any outstanding Letter of Credit shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure applicable to such Letters of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 8.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under the Loan Documents with respect to the LC Exposure applicable to such Letters of Credit. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements made with respect to Letters of Credit issued for the account of the applicable Borrower and for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for its LC Exposure at such time. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived.

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Section 2.06. Funding of Borrowings.

(a) By Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars or the applicable Available Currency by 12:00 noon, Chicago, Illinois time and in the case of Available Currency Loans (other than Canadian Dollar Loans made to the Canadian Borrowers) 12:00 noon London, England time, to the account of the Administrative Agent most recently designated by it for such purpose (including accounts in its various foreign branches to facilitate Foreign Borrower Borrowings) by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of IHS maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower Representative in the applicable Borrowing Request; provided that Revolving Loans, Available Currency Loans and Canadian Currency Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Fundings Assumed Made. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate or, with respect to Canadian Dollar Loans made to a Canadian Borrower, the Bank of Canada prime rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans or, with respect to Canadian Dollar Loans made to the Canadian Borrowers, Canadian Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If both the applicable Borrower and the applicable Lender makes the payment required under this clause, the Administrative Agent shall return to the applicable Borrower that amount it paid hereunder if no Default exists.

Section 2.07. Interest Elections.

(a) Conversion and Continuation. Each Revolving Borrowing, Available Currency Borrowing, Canadian Currency Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Fixed Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Fixed Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

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(b) Delivery of Interest Election Request. To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that elections made with respect to Available Currency Borrowings shall only be made in writing pursuant to the next sentence. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic transmission approved by the Administrative Agent of a written Interest Election Request in the form of Exhibit F hereto, signed by the Borrower Representative and delivered to the Administrative Agent.

(c) Contents of Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

(i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, Canadian Prime Rate Borrowing or a Fixed Rate Borrowing; and

(iv) if the resulting Borrowing is a Fixed Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Fixed Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Automatic Conversion. If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Fixed Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Fixed Rate Borrowing with an Interest Period of one month.

(f) Limitations on Election. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing or CDOR Rate Borrowing, (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) unless repaid, each CDOR Borrowing shall be converted to a

CREDIT AGREEMENT, Page 34

Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto and (iv) no outstanding Available Currency Borrowing may be continued for an Interest Period longer than one month. A Borrowing of any Class may not be made, converted to or continued as a Fixed Rate Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Fixed Rate Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings or, with respect to Canadian Dollar Borrowings, Canadian Prime Rate Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date. No Available Currency Borrowing may be converted to an ABR Borrowing or Canadian Prime Rate Borrowing and no Borrowing denominated in one currency can be converted to another currency except as otherwise specifically provided herein. CDOR Rate Borrowings and Canadian Prime Rate Borrowings are available only to the Canadian Borrowers with respect to Canadian Currency Loans. The Available Currency Rate is not available for Canadian Currency Loans made to the Canadian Borrowers.

Section 2.08. Termination and Reduction of Commitments.

(a) Termination Date. Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., Chicago, Illinois time, on the Effective Date and (iii) the Revolving Commitments, Available Currency Commitments and Canadian Currency Commitments shall terminate on the Revolving Maturity Date.

(b) Optional Termination or Reduction. The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000; (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans, Available Currency Loans and Canadian Currency Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments; and (iii) the Borrower can not reduce the total Revolving Commitments to a level below the Foreign Currency Limit unless the Foreign Currency Limit is also reduced.

(c) Notice of Termination or Reduction. The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments, Available Currency Commitments and Canadian Currency Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09. Repayment of Loans; Evidence of Debt.

(a) Promise to Pay. IHS and each Domestic Subsidiary that is a Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower by such Lender on the

CREDIT AGREEMENT, Page 35

Revolving Maturity Date. Each Borrower (not including any Canadian Borrower) hereby unconditionally promises to pay to the Administrative Agent for the account of each Available Currency Lender the then unpaid principal amount of each Available Currency Loan made to such Borrower by such Available Currency Lender on the Revolving Maturity Date. Each Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Canadian Currency Lender the then unpaid principal amount of each Canadian Currency Loan made to such Canadian Borrower by such Canadian Currency Lender on the Revolving Maturity Date. IHS hereby unconditionally promise to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10. IHS hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Dollar Borrowing is made by IHS, IHS shall repay all Swingline Loans then outstanding.

(b) Lender Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Administrative Agent Records. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Request for a Note. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Notwithstanding the foregoing, IHS Global S.A.’s obligation to execute and deliver a promissory note under this paragraph (e) shall be subject to IHS Global S.A.’s receipt of evidence satisfactory to it that the issuance of such promissory note will not cause IHS Global S.A. to be in violation of the Non-Qualified Bank Rules.

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Section 2.10. Amortization of Term Loans.

(a) Original Amortization. IHS shall repay the Term Loans advanced on the Effective Date on each date set forth below (each a “Principal Repayment Date”) in the aggregate principal amount set forth opposite such date:

Date	Amount
February 28, 2011	$3,750,000
May 31, 2011	$3,750,000
August 31, 2011	$3,750,000
November 30, 2011	$3,750,000
February 29, 2012	$3,750,000
May 31, 2012	$3,750,000
August 31, 2012	$3,750,000
November 30, 2012	$3,750,000
February 28, 2013	$7,500,000
May 31, 2013	$7,500,000
August 30, 2013	$7,500,000
November 29, 2013	$7,500,000
February 28, 2014	$15,000,000
May 30, 2014	$15,000,000
August 29, 2014	$15,000,000
November 28, 2014	$15,000,000
February 27, 2015	$45,000,000
May 29, 2015	$45,000,000
August 28, 2015	$45,000,000
November 30, 2015	$45,000,000

(b) Amortization of Additional Term Loans under Section 2.21. If additional Term Loans are made pursuant to Section 2.21, then the amount of each New Term Advance shall be repaid to the Lenders that made such New Term Advance on the Principal Repayment Dates in the table below which have not elapsed as of the date the New Term Advance is made and the amount due on each such Principal Repayment Date to such Lenders shall equal the product of the applicable New Term Advance multiplied by the percentage set forth in the table below opposite the applicable date:

Date	Percentage
February 28, 2011	1.25%
May 31, 2011	1.25%
August 31, 2011	1.25%
November 30, 2011	1.25%
February 29, 2012	1.25%
May 31, 2012	1.25%
August 31, 2012	1.25%
November 30, 2012	1.25%
February 28, 2013	2.50%
May 31, 2013	2.50%
August 30, 2013	2.50%
November 29, 2013	2.50%
February 28, 2014	5.00%
May 30, 2014	5.00%
August 29, 2014	5.00%
November 28, 2014	5.00%
February 27, 2015	15.00%
May 29, 2015	15.00%
August 28, 2015	15.00%
November 30, 2015	15.00%

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(c) Term Maturity Date. To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

Section 2.11. Prepayment of Loans.

(a) Optional Prepayment. Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, without prepayment penalty or premium subject to the requirements of this Section and Section 2.16.

(b) Mandatory Prepayment of Revolving Exposure. In the event and on such occasion that the Revolving Exposures exceeds the total Revolving Commitments, each Borrower shall prepay so much of its Revolving Borrowings, Available Currency Borrowings, Canadian Currency Borrowings or Swingline Borrowings or provide cash collateral for the LC Exposure in accordance with the requirements of Section 2.05(j), so that after giving effect to all such prepayments and cash collateralizations, the Revolving Exposures (which shall be deemed to be reduced by the amount of the cash collateral provided) do not exceed the total Revolving Commitments. In the event and on such occasion that the Dollar Amount of the Available Currency Exposures exceed the total Available Currency Commitments, each Borrower shall prepay so much of its Available Currency Borrowings or provide cash collateral for the LC Exposure denominated in Available Currencies in accordance with the requirements of Section 2.05(j) so that after giving effect to all such prepayments and cash collateralizations, the Dollar Amount of the Available Currency Exposures (which shall be deemed to be reduced by the amount of the cash collateral provided) shall no longer exceed the total Available Currency Commitments. In the event and on such occasion that the Dollar Amount of the Canadian Currency Exposures exceed the total Canadian Currency Commitments, each Canadian Borrower shall prepay so much of its Canadian Currency Borrowings or provide cash collateral for the LC Exposure denominated in Canadian Dollars in accordance with the requirements of Section 2.05(j) so that after giving effect to all such prepayments and cash collateralizations, the Dollar Amount of the Canadian Currency Exposures (which shall be deemed to be reduced by the amount of the cash collateral provided) shall no longer exceed the total Canadian Currency Commitments. In the event and on such occasion that the Dollar Amount of the Canadian Currency Exposures plus the Available Currency Exposures exceed the Foreign Currency Limit, the Borrowers shall prepay so much of the Canadian Currency Borrowings and Available Currency Borrowings or provide cash collateral for the LC Exposure denominated in Canadian Dollars or other Available Currency in accordance with the requirements of Section 2.05(j) so that after giving effect to all such prepayments and cash collateralizations, the Dollar Amount of the Canadian Currency Exposures plus the Available Currency Exposures (which shall be deemed to be reduced by the amount of the cash collateral provided) shall no longer exceed the Foreign Currency Limit.

(c) Mandatory Prepayments from Net Proceeds of Prepayment Event. In the event and on each occasion that any Net Proceeds are received by or on behalf of IHS or any Subsidiary in respect of any Prepayment Event, IHS shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds.

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(d) Selection of Borrowing to be Prepaid. Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower Representative shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

(e) Notice of Prepayment; Application of Prepayments. The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or other electronic transmission approved by the Administrative Agent) or, with respect to Available Currency Borrowings, in writing, of any prepayment hereunder (i) in the case of prepayment of a Eurodollar or a CDOR Rate Borrowing, not later than 11:00 a.m., Chicago, Illinois time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 11:00 a.m., Chicago, Illinois time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Chicago, Illinois time, on the date of prepayment, (iv) in the case of prepayment of a Sterling Borrowing, not later than 9:30 a.m., London, England time, two Business Days before the date of prepayment and (v) in the case of prepayment of any other type of Available Currency Loan, not later than 9:30 a.m. London England time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments, Available Currency Commitments and Canadian Currency Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Optional prepayments of the Term Loans will be applied to the installments due thereunder in the order of maturity. Mandatory prepayments of the Term Loans will be applied to the installments due thereunder in the inverse order of maturity.

Section 2.12. Fees.

(a) Commitment Fees. IHS agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the date which is three Business Days following the last day of each February, May, August and November of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). A Revolving Commitment of a Lender shall be deemed to be used to the extent of:

(i) the Dollar Amount of the outstanding Revolving Loans and LC Exposure of such Lender;

CREDIT AGREEMENT, Page 39

(ii) if such Lender is an Available Currency Lender, the Dollar Amount of such Lender’s Available Currency Loans; and

(iii) if such Lender is a Canadian Currency Lender, the Dollar Amount of such Lender’s Canadian Currency Loans and the following shall be disregarded for such purpose: (x) the Swingline Exposure of such Lender, (y) such Lender’s Applicable Percentage of the Available Currency Loans and (z) such Lender’s Applicable Percentage of the Canadian Currency Loans.

(b) Letter of Credit Fees. Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate applicable to Fixed Rate Loans, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to Letters of Credit issued for the account of such Borrower during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure relating to such Letters of Credit, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to Letters of Credit issued for the account of such Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of such Letters of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of February, May, August and November of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Agent Fees. IHS agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between IHS and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.13. Interest.

(a) ABR Borrowings and Canadian Prime Rate Borrowings. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans to a Canadian Borrower comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate

(b) Eurodollar and CDOR Rate Borrowings. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans to a Canadian Borrower comprising each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

CREDIT AGREEMENT, Page 40

(c) Available Currency Borrowings. The Loans comprising each Available Currency Borrowing shall bear interest at the Available Currency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, Available Currency Loans and Canadian Currency Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Revolving Loan, as applicable, prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Fixed Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest on Loans, the principal amount of which is denominated in an Available Currency, shall be paid in that Available Currency otherwise interest on the Loans shall be paid in Dollars. Each Borrower shall be obligated to pay interest accrued on the Loans that it borrows.

(f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day), (ii) interest computed with reference to the Canadian Prime Rate and the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day and excluding the last day) and (iii) with respect to any Available Currency as to which a 365 or 366 day year, as the case may be, is customarily used as a basis for such calculation, then interests with respect to Loans denominated in such Available Currency shall be computed on such basis. Interest in all cases shall be calculated and payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, Adjusted LIBO Rate, CDOR Rate or Available Currency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. For the purposes of the Interest Act (Canada): (i) the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder; and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

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Section 2.14. Market Disruption; Alternate Rate of Interest.

(a) Market Disruption Applicable to Available Currency Loans. If, with respect to any Available Currency Loan, the Available Currency Rate to be applied thereto and any Interest Period therefor:

(i) at or about noon on the applicable Quotation Day, the applicable screen rate is not available and none or only one of the applicable reference banks supplies a rate to the Administrative Agent to determine the then applicable Available Currency Rate for the relevant Interest Period; or

(ii) before the close of business in London on the applicable Quotation Date, any Available Currency Lender notifies the Administrative Agent that the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of applicable Available Currency Rate then set, then the rate of interest on the applicable Available Currency Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(A) the Applicable Margin applicable to Fixed Rate Loans;

(B) the rate equal to the percentage rate per annum equivalent to the cost to the Administrative Agent of funding its participation in that Available Currency Loan from whatever source it may reasonably select; and

(C) the Mandatory Cost, if any, applicable to the Available Currency Loan.

If an event of the type described in clause (i) or (ii) occurs and the Administrative Agent or IHS so requires, the Administrative Agent, the Lenders and IHS shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing or CDOR Rate Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or CDOR Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders (or with respect to the CDOR Rate, any Canadian Currency Lender) that the Adjusted LIBO Rate or CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or other electronic transmission approved by the Administrative Agent as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of the affected type shall be ineffective and (ii) if any Borrowing Request requests a Borrowing of the affected type, such Borrowing shall at the Borrower’s option, either not be made or be made as an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable.

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Section 2.15. Increased Costs.

(a) Change In Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the applicable Fixed Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the applicable interbank market used to determine a Fixed Rate or any other condition affecting this Agreement, Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then IHS will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. In addition, if the introduction of, changeover to or operation of the Euro in the United Kingdom shall result in an increase in the cost to any Available Currency Lender of making or maintaining any Available Currency Loan (or of maintaining its obligation to make any such Loan) or result in a reduction of the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then IHS will pay to the applicable Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Adequacy. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time IHS will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Delivery of Certificate. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. IHS shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Limitation on Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that IHS shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or as a result of a transaction under Section 2.21, then, in any such event, IHS shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Fixed Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be equal to the sum of: (i) the excess, if any, of (A) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable Fixed Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or in the applicable Available Currency of a comparable amount and period from other banks in the applicable market utilized to determine the related Fixed Rate; (ii) any loss incurred in liquidating or closing out any foreign currency contract; plus (iii) any loss arising from any change in the value of Dollars in relation to any Loan made in an Available Currency which was not paid on the date due. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. IHS shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17. Taxes.

(a) Gross Up. Any and all payments by or on account of any obligation of each Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party shall make such deductions and (iii) the applicable Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes. In addition, IHS shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Tax Indemnification. IHS indemnifies the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect

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thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. The affected Lender, the Issuing Bank or the Administrative Agent, as the case may be, shall provide reasonable assistance to IHS, at IHS’ expense, if IHS determines that any Indemnified Taxes were incorrectly or illegally imposed and IHS determines to contest such Indemnified Taxes.

(d) Receipts. As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation (if any) prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate.

(f) UK Tax issues; UK Qualifying Lenders. Without limiting the generality of Section 2.17(e) or the definition of the term “Excluded Taxes”, with respect to Borrowings and Letters of Credit made or issued to UK Borrowers pursuant to this Agreement, if, on the date on which any interest or fee payment falls due, any Available Currency Lender is not a UK Qualifying Lender other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority, the Borrowers shall not be required to compensate such Lender under Section 2.17(a) or 2.17(c) for the amount of Taxes imposed by the United Kingdom as a consequence thereof. The Borrowers shall not be required to compensate any Treaty Lender under Section 2.17(a) or 2.17(c) for any deduction for United Kingdom income tax from interest payments if such deduction is required as a result of the failure of such Lender to comply with its obligations in Section 2.17(e).

(g) UK Treaty Lenders; HMRC DT Treaty Passport Scheme. A UK Treaty Lender which holds a passport under the HMRC DT Treaty Passport scheme which becomes a party to this Agreement, and that wishes that scheme to apply to a UK Borrower Borrowing or a Letter of Credit issued to a UK Borrower, shall include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence in Schedule 2.01 hereto or, where relevant, the Assignment and Assumption (for the benefit of the Administrative Agent and without liability to any Borrower) or in such Lender’s Increased Commitment Supplement. If such Lender includes the indication described above then the relevant UK Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the Effective Date or the effective date of the relevant Assignment and Assumption or Increased Commitment Supplement (as the case may be) (as shall any additional UK Borrower within 30 days of that UK Borrower becoming party to this Agreement). If a Lender has not indicated that it wishes the HMRC DT Treaty Passport scheme to apply in accordance with this clause (g) as per the above then no Borrower shall file any form relating to the HMRC DT Treaty Passport scheme in respect of any UK Borrower Borrowings held by such Lender or any Letters of Credit issued for the account of any UK Borrower. For the avoidance of doubt, nothing in this Section 2.17 shall require a UK Treaty Lender to (i) register under the HMRC DT Treaty Passport scheme or (ii) apply the HMRC DT Treaty Passport scheme to any UK Borrower Borrowings held by such Lender or any Letters of Credit issued for the account of any UK Borrower if it has so registered.

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(h) Refund. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes (including by virtue of a credit against or offset of such Taxes or Other Taxes, other than a credit or offset resulting from a payment of such Taxes or Other Taxes by a Loan Party) as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out–of–pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the applicable Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.

(a) Payments Generally. Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Chicago, Illinois time), on the date when due, in immediately available funds and in the currency with which the underlying obligations is denominated without set-off, deduction or counterclaim; provided that the Borrowers shall make all payments in respect of the Available Currency Loans prior to the time expressly required hereunder (or, if no such time is expressly required, prior to 12:00 noon, London England time), on the date when due, in immediately available funds and in the Available Currency in which such Loan is denominated, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent pursuant to the payment instructions provided by the Administrative Agent, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) Pro Rata Application. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c) Sharing of Set-offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of any Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to IHS or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d) Payments from Borrower Assumed Made. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Application of Amounts Received under the Guaranty Agreements.

(i) US Guaranty Agreement. All amounts received from the Domestic Guarantors from collections under the US Guaranty Agreement when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the Administrative Agent in its capacity as Administrative Agent only and then any remaining amount of such proceeds shall be distributed:

(A) first, to the Lenders, pro rata in accordance with the respective unpaid amounts of Loan Obligations, until all the Loan Obligations have been Fully Satisfied;

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(B) second, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of Hedge Obligations, until all such Hedge Obligations have been Fully Satisfied; and

(C) third, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations.

(ii) Foreign Guaranty Agreement. All amounts received from the Foreign Guarantors from collections under the Foreign Guaranty Agreement when an Event of Default exists shall be applied:

(A) first, to the Lenders, pro rata in accordance with the respective unpaid amounts of Loan Obligations owing by the Foreign Borrowers, until all such Loan Obligations have been Fully Satisfied;

(B) second, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of Hedge Obligations owing by the Foreign Borrowers and their respective Subsidiaries, until all such Hedge Obligations have been Fully Satisfied; and

(C) third, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations owed by the Foreign Borrowers and their respective Subsidiaries.

(f) Return of Amounts. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

(g) Notice of Amount of Obligations. Prior to making any distribution under paragraph (e) of this Section, the Administrative Agent shall request each Lender to provide the Administrative Agent with a statement of the amounts of Hedge Obligations then owed to such Lender and its Affiliates. A Lender may provide such information to the Administrative Agent at any time and the Administrative Agent may also request such information at any time. If a Lender does not provide the Administrative Agent a statement of the amount of any such Obligations within three (3) Business Days of the date requested, the Administrative Agent may make distributions under paragraph (e) thereafter and the amount of Hedge Obligations then owed to such Lender and its Affiliates shall conclusively be deemed to be zero for purposes of such distributions. Neither the Lender nor its Affiliates shall have a right to share in such distributions with respect to any Hedge Obligations owed to it. If a Lender shall thereafter provide the Administrative Agent a statement of the amount of the Hedge Obligations then owed to such Lender and its Affiliates, any distribution under paragraph (e) made after the notice is received by the Administrative Agent shall take into account the amount of the Hedge Obligations then owed. No Lender nor any Affiliate of a Lender that has not provided the statement of the amount of the Hedge Obligations owed under this paragraph (g) shall be entitled to share retroactively in any distribution made prior to the date when such statement was provided. In furtherance of the provisions of Article IX, the Administrative Agent shall in all cases be fully protected in making distributions hereunder in accordance with the statements of the Hedge Obligations received from the Lenders under this paragraph (g).

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Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) Mitigation. If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. IHS agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement. If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Fronting Parties), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Available Currency Loans, Canadian Currency Loans and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.

Section 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Suspension of Commitment Fees. Commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) Suspension of Voting. The Revolving Commitment, Revolving Exposure of, and the outstanding Term Loans held by, such Defaulting Lender shall not be included in determining whether all Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.02), provided that any waiver, amendment or other modification requiring the consent of all Lenders or any waiver, amendment or other modification of the type described in clauses (i), (ii) and (iii) of paragraph (b) of Section 10.02 affecting such Defaulting Lender shall require the consent of such Defaulting Lender to the extent required by Section 10.02;

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(c) Participation Exposure. If any Swingline Exposure, Available Currency Loans, Canadian Currency Loans or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i) Reallocation. All or any part of such Swingline Exposure, Available Currency Loans, Canadian Currency Loans and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure, Applicable Percentage of Available Currency Loans, Applicable Percentage of Canadian Currency Loans and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (B) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) Payment and Cash Collateralization. If the reallocation described in clause (i) above cannot, or can only partially, be effected, IHS shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure, Canadian Currency Loans and Available Currency Loans and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) Suspension of Letter of Credit Fee. If IHS cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.20(c), IHS shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) Reallocation of Fees. If the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) Issuing Bank Entitled to Fees. If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) Suspension of Swingline Loans, Available Currency Loans, Canadian Currency Loans and Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, the Available Currency Lenders shall not be required to fund any Available Currency Loan, the Canadian Currency Lenders shall not be required to fund any Canadian Currency Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by IHS in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan, Available Currency Loan or Canadian Currency Loans shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) Setoff Against Defaulting Lender. Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.18(c) but excluding Section 2.19(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be

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applied at such time or times as may be determined by the Administrative Agent: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank, the Available Currency Lenders, Canadian Currency Lenders or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan, Available Currency Loan, Canadian Currency Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower Representative, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Borrower Representative, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender who is a Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, Available Currency Exposure, Canadian Currency Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

Section 2.21. Increase of Revolving Commitments and Additional Term Loans. By written notice sent to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Lenders), the Borrower Representative may provide notice of either an increase of the aggregate amount of the Revolving Commitments and/or an additional Term Loan.

(a) Limitations on Increases and Additions. Each such increase and addition shall be subject to the following limitations:

(i) each such increase and addition must be in an aggregate amount equal to any integral multiple of $5,000,000 and not less than $25,000,000;

(ii) the aggregate amount for all such increases and additions shall not exceed $250,000,000;

(iii) as of the effective date of any such increase and addition, no Default shall exists;

(iv) if the Revolving Commitments are being increased, the aggregate amount of the Revolving Commitments shall not have previously been reduced more than once; and

(v) the total number of increases and additions implemented under this Section 2.21 shall not exceed four (4).

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(b) New Lenders. No Lender is obligated to increase either its Revolving Commitment or provide additional Term Loans under the provisions of this Section. If one or more of the Lenders will not be providing a portion of an increase or addition under this Section, then, with notice to the Administrative Agent and the other Lenders, another one or more financial institutions, each as approved by the Borrower Representative and the Administrative Agent (a “New Lender”), may commit to provide an amount equal to the aggregate amount of the requested increase and/or addition that will not be provided by the existing Lenders (the “Increase Amount”); provided, that, if the Revolving Commitments are being increased, the Revolving Commitment of each New Lender shall be at least $10,000,000, if additional Term Loans are being made, the amount of each New Lender’s Term Loan shall be at least $10,000,000 and the maximum number of New Lenders added to this Agreement under this Section 2.21 shall be six (6).

(c) Implementation of the Increase and Addition. Each increase and addition consummated under this Section 2.21 shall be effective upon the delivery of an Increased Commitment Supplement (herein so called) in the form attached hereto as Exhibit D executed by the Borrowers, the Administrative Agent and the Lenders willing to increase their respective Revolving Commitments and/or provide the new Term Loans and the New Lenders (if any).

(d) Pro Rata Revolving Fundings. If all existing Revolving Lenders shall not have provided their pro rata portion of a requested increase in the Revolving Commitments, then after giving effect to the requested increase the outstanding Revolving Loans may not be held pro rata in accordance with the new Revolving Commitments. In order to remedy the foregoing, on the effective date of the applicable Increased Commitment Supplement increasing the Revolving Commitments, the Revolving Lenders shall make advances among themselves, such advances to be in amounts sufficient so that after giving effect thereto, the Revolving Loans shall be held by the Revolving Lenders pro rata according to their respective Revolving Commitments. The advances made by a Revolving Lender under this Section 2.21(d) shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of one or more of the Revolving Lenders who received the advances.

(e) Additional Term Loans. On the effective date of the applicable Increased Commitment Supplement providing for additional Term Loans, the Lenders and New Lenders agreeing to provide such Term Loans, each agree to make advances to IHS on such date in the principal amount of their respective agreed additional Term Loan.

Section 2.22. Unavailability of Available Currency Loans and Canadian Currency Loans. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for an Available Currency Lender to make or maintain any Available Currency Loan or to give effect to its obligations as contemplated hereby with respect to any such Loan or in the event that there shall occur any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of an Available Currency Lender makes it impracticable for any Available Currency Loan to be denominated in an Available Currency, then, by written notice to IHS and the Administrative Agent, the applicable Available Currency Lender may: (i) declare that such Loans will not thereafter be made and (ii) require that all outstanding Available Currency Loans so affected be repaid. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for a Canadian Currency Lender to make or maintain any Canadian Currency Loan or to give effect to its obligations as contemplated hereby with respect to any such Loan or in the event that there shall occur any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of a Canadian Currency Lender makes it impracticable for any Canadian Currency Loan to be denominated in Canadian Dollars, then, by written notice to IHS and the Administrative Agent, the applicable Canadian Currency Lender may: (i) declare that such Loans will not thereafter be made and (ii) require that all outstanding Canadian Currency Loans so affected be repaid.

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Section 2.23. European Economic and Monetary Union Provisions. The following paragraphs of this Section shall be effective at and from the commencement of the third stage of EMU by the United Kingdom:

(a) Redenomination and Alternative Currencies. Each obligation under this Agreement which has been denominated in Sterling shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU by the United Kingdom an amount denominated either in the Euro or in Sterling and payable within the United Kingdom by crediting an account of the creditor can be paid by the debtor either in the euro unit or in Sterling, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in Sterling. Any Available Currency Borrowing that would otherwise be denominated in Sterling shall be made in the euro unit and except as provided in the forgoing sentence, any amount payable by the Administrative Agent to the Lenders under this Agreement shall be paid in the euro unit.

(b) Payments by the Agent Generally. With respect to the payment of any amount denominated in the euro unit or in Sterling, neither the Administrative Agent nor any Lender shall be liable to any Loan Party or any Lender in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid if such party shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in Sterling) to the account with the bank which shall have been specified for such purpose. “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent or the applicable Lender may from time to time determine for the purpose of clearing or settling payments of the Euro.

(c) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the commencement of the third stage of EMU by the United Kingdom; provided, that if any Sterling Borrowing is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(d) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro the United Kingdom.

Section 2.24. Joinder of Additional Borrowers. Any wholly owned Subsidiary may be joined as a Borrower hereunder after the Effective Date if:

(a) IHS provides prior notice thereof to the Administrative Agent and the Lenders thereof;

(b) The addition of such Subsidiary as a Borrower hereunder will not: (i) result in any adverse events occurring under Sections 2.14 or 2.22, (ii) any additional amounts being payable under Sections 2.15 or 2.17, or (iii) result in any other adverse legal or tax impact on the Administrative Agent or any Lender;

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(c) Such Subsidiary executes and delivers to the Administrative Agent a Borrower Joinder Agreement and all documentation as the Administrative Agent may require to evidence the authority of such Subsidiary to execute, deliver and perform such Borrower Joinder Agreement and the other Loan Documents to which it is a party and to evidence the existence and good standing of such Subsidiary;

(d) Such Subsidiary delivers to the Administrative Agent a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date of the Borrower Joinder Agreement) of counsel licensed to practice law in the jurisdiction of organization of such Subsidiary covering the matters set forth in Sections 3.01, 3.02, 3.03(a), 3.03(b), 3.18 and 3.19 of this Agreement and such other matters relating to such Subsidiary, the Loan Documents or the Transactions as the Required Lenders shall reasonably request (The Borrowers hereby requests such counsel to deliver such opinion); and

(e) The Administrative Agent otherwise approves the addition of such Subsidiary as a Borrower hereunder.

Upon satisfaction of the requirements set forth in paragraphs (a) through (e) above, the Administrative Agent shall promptly notify IHS and the Lenders and thereafter the applicable Subsidiary shall be a Borrower (and a “Foreign Borrower”, “Canadian Borrower” or “US Borrower” as applicable) under the terms of this Agreement and the other applicable Loan Documents, including the applicable Guaranty Agreement.

Section 2.25. Borrower Representative.

(a) Appointment; Nature of Relationship. IHS is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Section 2.25. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 2.25.

(b) Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

(c) Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

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(d) Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

ARTICLE III.

Representations and Warranties

IHS represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. IHS and each Subsidiary is duly organized, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational or constitutional documents of IHS or any Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon IHS, any other Loan Party or any of their respective assets, or give rise to a right thereunder to require any payment to be made by IHS or any other Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of IHS or any of the Subsidiaries.

Section 3.04. Financial Condition; No Material Adverse Change.

(a) Delivery of Financial Statement. IHS has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended November 30, 2009, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended August 31, 2010, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of IHS and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

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(b) No Contingent Liabilities or Losses. Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, neither IHS nor any Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(c) Projections. IHS’ forecasted consolidated: (i) balance sheet; (ii) income statement; and (iii) cash flow statement, have been prepared by IHS in light of the business of the Borrowers and Transactions and represent as of the date thereof the good faith estimate of IHS and its senior management of the future financial performance of IHS and the Subsidiaries, after giving pro forma effect to the Transactions (it being understood that such projections may vary from actual results and such variances may be material).

(d) No Material Change. Since November 30, 2009, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of IHS and the Subsidiaries, taken as a whole.

Section 3.05. Properties.

(a) Title. Each of IHS and the Subsidiaries has good, valid and marketable title to, or valid leasehold interests in, all its real and personal property material to its business and such property is free of all Liens, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) Liens permitted under Section 6.02.

(b) Intellectual Property. Each of IHS and the Subsidiaries owns, or is licensed or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by IHS and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of IHS, threatened against or affecting IHS or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Environmental. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither IHS nor any Subsidiary: (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Disclosed Matters. The Disclosed Matters, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

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Section 3.07. Compliance with Laws and Agreements. IHS and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default exists.

Section 3.08. Investment Company Status. Neither IHS nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes; Non-Qualifying Bank Creditor Rules. IHS and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate actions and for which IHS or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. IHS Global S.A. is in compliance with the Non-Qualifying Bank Creditor Rules.

Section 3.10. ERISA and Foreign Plans; UK Pension Matters. No ERISA Event nor similar event with respect to a Foreign Plan (including a Termination Event, in respect of Canadian Pension Plans), has occurred or is reasonably expected to occur that, when taken together with all other such events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan and each Foreign Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed an amount that if paid could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans and Foreign Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed an amount that if paid by could reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 3.06, on the Effective Date neither IHS nor any Subsidiary is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 in effect in England and Wales) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) and neither IHS nor any Subsidiary is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer. The Canadian Borrowers and their respective Subsidiaries are in compliance with the requirements of the Pension Benefits Act and other federal and provincial laws with respect to each Canadian Pension Plan, except for any noncompliance that could not reasonably be expected to result in a Material Adverse Effect. No lien has arisen, choate or inchoate, in respect of any Canadian Borrower or any of their respective Subsidiaries or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

Section 3.11. Disclosure. IHS has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which IHS or any Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not

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misleading, in each case, as of the date the same was so furnished; provided that, with respect to projected financial information, IHS represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12. Subsidiaries. As of the Effective Date, IHS has no Material Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Material Subsidiary and the percentage of IHS’ direct or indirect ownership of the outstanding Equity Interests of each Material Subsidiary. All of the outstanding capital stock of IHS and each Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of any Material Subsidiary. As of the Effective Date, the Current Holder Group owns and controls 23% of the shares of the aggregate ordinary Voting Power represented by the issued and outstanding Equity Interests issued by IHS.

Section 3.13. Insurance. IHS and each Subsidiary maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as IHS and the Subsidiaries and located in similar geographic areas in which IHS and the Subsidiaries operate.

Section 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against IHS or any Subsidiary pending or, to the knowledge of IHS, threatened. The hours worked by and payments made to employees of IHS and any Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, provincial, territorial, local or foreign law dealing with such matters, except to the extent of any such violation that could not reasonably be expected to result in a Material Adverse Effect. All payments due from IHS or any Subsidiary, or for which any claim may be made against IHS or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of IHS or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which IHS or any Subsidiary is bound.

Section 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans: (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date. As used in this Section 3.15, the term “fair value” means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and “present fair saleable value” means the amount that may be realized if the applicable company’s aggregate assets are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of a comparable business enterprises.

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Section 3.16. Margin Securities. Neither IHS nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and, except for the repurchases of a Borrower’s capital stock in accordance with the limitations in Section 5.08 and Section 6.07, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 3.17. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly or indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 3.18. Legal Form; Tax relating to Loan Documents.

(a) England and Wales. Each of the Loan Documents to which each Loan Party incorporated under the laws of England and Wales is a party is in proper legal form under the laws of England and Wales for the enforcement thereof against such Loan Party. All formalities required in England and Wales for the validity and enforceability of each of such Loan Document (including any necessary registration, recording or filing with any court or other authority therein) have been accomplished, and no Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof under the laws of England and Wales. Any judgment obtained in the United States of America in relation to the Loan Documents will be recognized and enforced under the laws of England and Wales except as otherwise specified in the legal opinions delivered under Section 4.01(b).

(b) Switzerland. Each of the Loan Documents to which each Loan Party organized under the laws of Switzerland is a party is in proper legal form under the laws of Switzerland for the enforcement thereof against such Loan Parties. All formalities required in Switzerland for the validity and enforceability of each of such Loan Document (including any necessary registration, recording or filing with any court or other authority therein) have been accomplished, and no Taxes are required to be paid in Switzerland and no notarization is required, for the validity and enforceability thereof under the laws of Switzerland. Any judgment obtained in the United States of America in relation to the Loan Documents will be recognized and enforced under the laws of Switzerland except as otherwise specified in the legal opinions delivered under Section 4.01(b).

(c) Canada. Each of the Loan Documents to which each Loan Party organized under the laws of Canada or a province or territory thereof is a party is in proper legal form under the laws of Canada or such province or territory for the enforcement thereof against such Loan Party. All formalities required in Canada and each relevant province and territory for the validity and enforceability of each of such Loan Document (including any necessary registration, recording or filing with any court or other authority therein) have been accomplished, and no Taxes are required to be paid in Canada and no notarization is required, for the validity and enforceability thereof under the laws of Canada except as otherwise specified in the legal opinions delivered under Section 4.01(b). Any judgment obtained in the United States of America in relation to the Loan Documents will be recognized and enforced under the laws of Canada except as otherwise specified in the legal opinions delivered under Section 4.01(b). It is the express wish of the parties that this agreement and any related documents be drawn up and executed in English. Il est la volonté expresse des parties que cette convention et tous les documents s’y rattachant soient redigés et signés en anglais.

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Section 3.19. Ranking. The Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of each of the Loan Parties, and rank, and will at all times rank in right of payment, at least pari passu with all other unsecured Indebtedness of each Loan Party, whether now existing or hereafter outstanding.

Section 3.20. OFAC and Patriot Act. IHS, each other Loan Party and each Subsidiary of any Loan Party and, to the knowledge of IHS, each Affiliate of any Loan Party is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof; (ii) in compliance in all material respects with the requirements of the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and of other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of such Act, including Executive Order 13224 effective September 24, 2001 (collectively, the “Patriot Act”); (iii) operated under policies, procedures and practices, if any, that are in compliance in all material respects with the Patriot Act; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not in receipt of any notice stating that any Loan Party or any Subsidiary or Affiliate of any Loan Party is listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the Office of Foreign Assets Control, Department of the Treasury (the “OFAC”) pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; and (vi) not in receipt of any notice stating that any Loan Party or any Subsidiary or Affiliate of any Loan Party is a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act.

ARTICLE IV.

Conditions

Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) Execution and Delivery of This Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Legal Opinion. The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders, dated the Effective Date, containing such qualifications and exceptions and otherwise in form and substance acceptable to the Administrative Agent) of counsel for the Loan Parties (including opinions of counsel licensed to practice in each jurisdiction in which each Foreign Borrower and each Foreign Guarantor is organized) covering, unless the Administrative Agent otherwise consents, the matters set forth in Sections 3.01, 3.02, 3.03(a) and 3.03 (b) of this Agreement, with respect to the foreign counsel legal opinions Section 3.18 and 3.19 and such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Loan Parties requests each such counsel to deliver such opinions.

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(c) Corporate Authorization Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Closing Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower Representative, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f) Guaranty Agreements. The Administrative Agent shall have received the US Guaranty Agreement executed by each Domestic Guarantor and the Foreign Guaranty Agreement executed by each Foreign Guarantor.

(g) Existing Financing. The Administrative Agent shall have received evidence satisfactory to it that the commitments under IHS’ existing Second Amended and Restated Credit Agreement dated as of September 7, 2007 among IHS, certain of the Subsidiaries, the lenders named therein and KeyBank National Association, as lead arranger, sole book runner and administrative agent, U.S. Bank National Association, as co-syndication agent, Wells Fargo Bank, National Association, as co-syndication agent, Bank of America, as co-documentation agent and RBS Citizens, N.A., as co-documentation agent shall have been terminated and all amounts owing thereunder shall have been repaid.

(h) Investment Policy. The Administrative Agent shall have received a copy of IHS’ current investment policy as approved by its board of directors.

The Administrative Agent shall notify the Borrower Representative and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., Chicago, Illinois time, on January 31, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

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(b) No Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall exist.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V.

Affirmative Covenants

Until the Loan Obligations have been Fully Satisfied, IHS covenants and agrees with the Lenders that:

Section 5.01. Financial Statements and Other Information. IHS will furnish to the Administrative Agent and each Lender:

(a) Annual Audit. Within 90 days after the end of each fiscal year of IHS, its audited consolidated balance sheets and related statements of operations, cash flows and stockholders’ equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of IHS and the Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;

(b) Quarterly Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of IHS, its consolidated balance sheet and related statements of operations, cash flows and stockholders’ equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of IHS and the Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) Compliance Certificate. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in substantially the form of Exhibit B hereto of a Financial Officer of IHS: (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of IHS’ audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) Management Report. Concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, a copy of any material management report, letter or similar writing furnished to IHS by the accountants in respect of IHS’ systems, operations, financial condition or properties.

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(e) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by IHS or any Subsidiary with the Securities and Exchange Commission, the Ontario Securities Commission, any other provincial Securities Commission or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national or provincial securities exchange, or distributed by IHS to its shareholders generally, other than any Securities and Exchange Commission Form 4 filed by IHS or any Subsidiary;

(f) Investment Policy. Promptly after the same becomes effective, copies of all modifications to IHS’ investment policy approved by IHS’ board of directors; and

(g) Additional Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of IHS or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which IHS posts such documents, or provides a link thereto on IHS’ website; or (ii) on which such documents are posted on IHS’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent).

Section 5.02. Notices of Material Events. IHS will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) Default. The occurrence of any Default;

(b) Notice of Proceedings. The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) ERISA Event. The occurrence of any ERISA Event (or similar events under any Foreign Plan, including Termination Events) that, alone or together with any other ERISA Events or Termination Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding an amount that if paid could reasonably be expected to result in a Material Adverse Effect; and

(d) Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of IHS setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. IHS will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. IHS will, and will cause each Subsidiary (other than an

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Immaterial Subsidiary) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names except to the extent that the failure to so preserve, renew and keep in full force and effect any of the foregoing could not reasonably be expect to result in a Material Adverse Effect.

Section 5.04. Payment of Obligations; Non-Qualifying Bank Creditor Rules. IHS will, and will cause each Subsidiary to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate actions, (b) IHS or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. IHS Global S.A. shall at all time ensure that it is in compliance with the Non-Qualifying Bank Creditor Rules.

Section 5.05. Insurance. IHS will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. IHS will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.06. Books and Records and Inspection. IHS will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. IHS will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent (and, when a Default exists, any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that, as long as no Default then exists, the Administrative Agent will not be permitted to physically inspect the properties of IHS and the Subsidiaries more than twice in any calendar year.

Section 5.07. Compliance with Laws. IHS will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08. Use of Proceeds. The proceeds of the Loans will be used only for the payment of (a) fees and expenses payable in connection with the Transactions, (b) to repay Indebtedness, (c) to finance acquisitions and Restricted Payments permitted hereby and (d) for other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

Section 5.09. Joinder of Subsidiaries to the Guaranty Agreements.

(a) Joinder Tests. Within 45 days after the end of each fiscal quarter, IHS shall make the calculations to determine whether: (i) all Domestic Subsidiaries who are Material Subsidiaries are party to the US Guaranty Agreement; (ii) all Foreign Subsidiaries who are Material Subsidiaries are party to the Foreign Guaranty Agreement; and (iii) if the Aggregation Test was satisfied as of such fiscal quarter end. The “Aggregation Test” shall be deemed to be satisfied as of a fiscal quarter end if the combined total revenue of the Subsidiaries who are Guarantors plus the unconsolidated revenues of all the Borrowers, each as determined for the four fiscal quarters then ended, is equal to or greater than 80% of

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IHS’ consolidated total revenue for such period. IHS shall be in violation of the Aggregation Test even if all Subsidiaries are party to the Guaranty Agreements other than Subsidiaries excluded under paragraph (e) of this Section unless one or more of such excluded Subsidiaries are added as Borrowers hereunder and after giving effect to such joinder the Aggregation Test is satisfied.

(b) Joinder of Domestic Subsidiaries. If as of a fiscal quarter end a Domestic Subsidiary that is not party to the US Guaranty Agreement is a Material Subsidiary, then within 45 days after the end of such fiscal quarter but subject to paragraph (e) of this Section, IHS shall: (i) cause each such Subsidiary to become a party to the US Guaranty Agreement pursuant to the execution and delivery of a Subsidiary Joinder Agreement (as defined in the US Guaranty); (ii) cause each such Subsidiary to execute and/or deliver such other documentation as the Administrative Agent may reasonably request to evidence the authority of each such Subsidiary to execute, deliver and perform the US Guaranty Agreement and to evidence the existence and good standing of each such Subsidiary; and (iii) deliver a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel to each such Subsidiary covering the matters set forth in Sections 3.01, 3.02 3.03(a) and 3.03(b) of this Agreement and such other matters relating to each such Subsidiary and the Loan Documents as the Administrative Agent shall reasonably request. IHS requests each such counsel to deliver such opinions.

(c) Joinder of Foreign Subsidiaries. If as of a fiscal quarter end a Foreign Subsidiary that is not party to the Foreign Guaranty Agreement is determined to be a Material Subsidiary, then within 45 days after the end of such fiscal quarter but subject to paragraph (e) of this Section, IHS shall: (i) cause each such Subsidiary to become a party to the Foreign Guaranty Agreement pursuant to the execution and delivery of a Subsidiary Joinder Agreement (as defined in the Foreign Guaranty); (ii) cause each such Subsidiary to execute and/or deliver such other documentation as the Administrative Agent may reasonably request to evidence the authority of each such Subsidiary to execute, deliver and perform the Foreign Guaranty Agreement and to evidence the existence and good standing of each such Subsidiary; and (iii) deliver a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel to each such Subsidiary covering the matters set forth in Sections 3.01, 3.02, 3.03(a), 3.03(b), 3.18 and 3.19 of this Agreement and such other matters relating to each such Subsidiary and the Loan Documents as the Administrative Agent shall reasonably request. IHS requests each such counsel to deliver such opinions.

(d) Joinder Under the Aggregation Test. If as of the end of any fiscal quarter, the Aggregation Test is not satisfied, then within 45 days after the end of such fiscal quarter, IHS shall cause such number of Subsidiaries to join into one or both of the Guaranty Agreements in accordance with the requirements of paragraphs (c) or (d) of this Section so that after giving effect thereto the Aggregation Test is satisfied.

(e) Limit on Joinder of Foreign Subsidiaries and Joint Ventures. Notwithstanding the other paragraphs of this Section: (i) no Foreign Subsidiary (including any Material Subsidiary) shall be required to be joined as a Foreign Guarantor if such joinder would result in IHS or any Subsidiary experiencing material adverse tax consequences and (ii) no Subsidiary (including any Material Subsidiary) that is not 100% owned by IHS or one of the Subsidiaries shall be required to be joined as a Guarantor if the terms of the agreement under which such Subsidiary was created prohibits it from entering into a Guarantee without the consent of the other joint venture party.

Section 5.10. Further Assurances. IHS will, and will cause each other Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Loan Parties.

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ARTICLE VI.

Negative Covenants

Until the Loan Obligations have been Fully Satisfied, IHS covenant and agree with the Lenders that:

Section 6.01. Indebtedness. Neither IHS will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof as long as: (i) such Indebtedness in any individual case has an outstanding principal balance of $1,000,000 or less or (ii) to the extent the Indebtedness exceeds the limits in the immediately preceding clause (i), such Indebtedness is described on Schedule 6.01 hereto or is permitted by clauses (e) or (f) of this Section 6.01 or Section 6.04(c);

(c) Indebtedness of any Subsidiary to IHS, of IHS to any Subsidiary or of any Subsidiary to any other Subsidiary; provided that: (i) such Indebtedness must be incurred in the ordinary course of business or incurred to finance general corporate needs; and (ii) the sum of (x) the aggregate outstanding amount of all of the obligations of Non-Loan Parties Guarantied by the Loan Parties pursuant to clause (d) below plus (y) the aggregate outstanding principal amount of all of the loans and advances made to Non-Loan Parties by any Loan Party after the Effective Date plus (z) the aggregate amount of all amounts extended after the Effective Date to acquire Equity Interest in or otherwise make capital contributions to Non-Loan Parties by Loan Parties (such sum the “Non-Loan Party Amount”) shall not at any time exceed an aggregate amount equal to the sum of the following (which sum is herein the “Permitted Non-Loan Party Amount”): (A) $25,000,000 with respect to any one Non-Loan Party and $50,000,000 for all Non-Loan Parties plus (B) the sum of the following: (1) the aggregate outstanding principal amount of all of such loans and advances made under the permissions of Section 6.04(i); plus (2) the aggregate amount of all such Equity Interest acquisitions and capital contributions made after the Effective Date under the permissions of Section 6.04(i) (To provide clarity to the proper interpretation of the provisions of this clauses (c) and the other applicable provisions of this Agreement, the Loan Parties may make loans and advances to Non-Loan Parties after the Effective Date, Guarantee Indebtedness of Non-Loan Parties and acquire Equity Interests of and make capital contributions in Non-Loan Parties: (x) subject to and in accordance with the $25,000,000 and $50,000,000 limit established under this Section 6.01(c)(ii)(A), as such limits are carried through Section 6.01(d) and Sections 6.04(a), (b) and (e); and (y) independent of the such limits, under the broader permissions of Section 6.04(i) if the conditions to such permissions are satisfied);

(d) Guaranties by IHS of Indebtedness or other obligations of any Subsidiary and by any Subsidiary of Indebtedness or other obligations of IHS or any other Subsidiary; provided that the Non-Loan Party Amount shall not exceed the Permitted Non-Loan Party Amount;

(e) Indebtedness of IHS or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such

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construction or improvement and (ii) prior to the incurrence or assumption of any Indebtedness under this paragraph (e): (A) IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ending and (B) no Default shall exist or result therefrom;

(f) Indebtedness arising in connection with Hedge Agreements permitted by Section 6.06;

(g) Unsecured Indebtedness for borrowed money, in addition to the Indebtedness otherwise permitted hereby, of any Subsidiary; provided that (i) the aggregate principal amount of Indebtedness permitted by this paragraph (g) shall not exceed $75,000,000 at any time outstanding; and (ii) no Loan Party may extend credit to any Non-Loan Party under the permissions of this paragraph (g); and

(h) In addition to the Indebtedness otherwise permitted hereby and notwithstanding any limits imposed by the other permissions of this Section 6.01, unsecured Indebtedness for borrowed money owed by IHS; provided that at the time of the incurrence of any Indebtedness under this paragraph (h): (i) IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ending and (ii) no Default shall exist or result therefrom.

Section 6.02. Liens. IHS will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens granted to the Administrative Agent in favor of the Credit Parties;

(b) Permitted Encumbrances;

(c) any Lien on any asset of IHS or any Subsidiary existing on the Effective Date; provided that (i) such Lien shall not apply to any other asset of IHS or any Subsidiary; (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and (iii) either (A) the book value of the asset encumbered by any such Lien does not exceed $3,000,000 and the aggregate book value of all assets encumbered by such Liens existing on the Effective Date does not exceed $10,000,000 or (B) such Lien is described on Schedule 6.02 hereto or otherwise permitted by clauses (d), (e) or (f) of this Section 6.02;

(d) any Liens on property or assets of a Subsidiary to secure obligations to a Loan Party;

(e) Liens on fixed or capital assets acquired, constructed or improved by IHS or any Subsidiary securing Indebtedness permitted by paragraph (e) of Section 6.01; and

(f) other Liens securing Indebtedness or other obligations; provided the aggregate outstanding principal amount of such Indebtedness and other obligations and the aggregate book value of all property secured thereby, in each case, does not to exceed $25,000,000.

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Section 6.03. Fundamental Changes. IHS will not, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(a) any Loan Party may merge or amalgamate into another Loan Party; provided that (i) if one of such Loan Parties is IHS, IHS shall be the continuing or surviving Person and (ii) if one of such Loan Parties is a Borrower (and none of the applicable Loan Parties is IHS), the Borrower shall be the continuing or surviving Person;

(b) any Subsidiary that is not a Loan Party may merge or amalgamate into any other Subsidiary provided that if the other Subsidiary is a Loan Party, such Loan Party shall be the continuing or surviving Person or the continuing or surviving Person shall become a Loan Party simultaneously with the consummation of such transaction;

(c) any Subsidiary may liquidate or dissolve if IHS determines in good faith that such liquidation or dissolution is in the best interests of IHS and is not materially disadvantageous to the Lenders and if such Subsidiary is a Loan Party, its assets are transferred to a Loan Party or to another Subsidiary that simultaneously with such transfer, becomes a Loan Party; and

(d) IHS or any Subsidiary may merge or amalgamate into another Person in an acquisition permitted by Section 6.04(h); provided that if IHS is involved, it shall be the continuing or surviving Person and if the Subsidiary involved is a Loan Party, the Loan Party is the continuing or surviving Person or the continuing or surviving Person shall become a Loan Party simultaneously with the consummation of such transaction.

IHS will not, nor will it permit any of its Subsidiaries to engage in any material extent in any business other than businesses of the type conducted by IHS and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. IHS will not nor will it permit any of Subsidiary to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Equity Interests in Subsidiaries formed or created by IHS or a Subsidiary after the Effective Date; provided that the Non-Loan Party Amount shall at no time exceed the Permitted Non-Loan Party Amount;

(b) loans and advances made after the Effective Date by IHS to any Subsidiary or by any Subsidiary to IHS or any other Subsidiary; provided that the Non-Loan Party Amount shall at no time exceed the Permitted Non-Loan Party Amount;

(c) Equity Interests in Subsidiaries owned as of the Effective Date; loans and advances outstanding on the Effective Date made by any Loan Party or any other Subsidiary to any Loan Party; loans and advances outstanding on the Effective Date made by any Loan Party to any Non-Loan Party in an aggregate amount for all such loans and advances not exceeding $10,000,000; and investments existing on the Effective Date other than those listed in this clause (c) (the “other

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investments”) as long as: (i) the book value of such other investments does not exceed $5,000,000 in any individual case and the aggregate book value of all such other investments outstanding on the Effective Date does not exceed $15,000,000 or (ii) to the extent the limits in clause (i) are exceeded, such other investments are described on Schedule 6.04 hereto or are permitted by clauses (d), (f) or (g) of this Section 6.04;

(d) investments made in accordance with IHS’ investment policy as it exists on the Effective Date and as the same may be modified thereafter with the approval of IHS’ board of directors and, if the modification is material, the Administrative Agent;

(e) Guarantees by IHS of Indebtedness or other obligations of any Subsidiary or by any Subsidiary of Indebtedness or other obligations of IHS or of any other Subsidiary; provided that the Non-Loan Party Amount shall at no time exceed the Permitted Non-Loan Party Amount;

(f) Hedge Agreements permitted by Section 6.06;

(g) loans and advances to officers, directors, and employees of IHS and the Subsidiaries made in the ordinary course of business up to a maximum of: (i) with respect to loans and advances made for travel and entertainment expenses, $5,000,000 in the aggregate at any one time outstanding and (ii) with respect to loans and advances for other purposes, $1,000,000 in the aggregate at any one time outstanding;

(h) in addition to the other Equity Interest that IHS or a Subsidiary may purchase, hold or acquire and the purchases and acquisition of assets permitted by this Section 6.04 and notwithstanding any limits imposed by the other permissions of this Section 6.04, IHS or a Subsidiary may purchase, hold or acquire (including pursuant to a merger) all the Equity Interests in a Person who is not a Subsidiary and may purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person who is not a Subsidiary or all or substantially all of the assets of a division or branch of such Person, if, at the time each such acquisition is consummated:

(i) Default. No Default exists or would result therefrom;

(ii) Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ending;

(iii) Delivery and Notice Requirements. IHS shall be required to comply with the notice and delivery requirements under this clause (iii) in the event that: (A) the cash consideration to be paid for the acquisition in question exceeds $100,000,000 and (B) the Leverage Ratio as calculated for the four (4) fiscal quarter period then most recently ending on a Pro Forma basis exceeds 2.50 to 1.00. If one or more of the conditions in the foregoing clauses (A) and (B) do not exist with respect to an acquisition, IHS is not required to comply with the notice and delivery requirements of this clause (iii) with respect to the acquisition in question. If IHS is required to comply with the notice and delivery requirement under this clause (iii), then IHS shall provide to Administrative Agent, prior to the consummation of the acquisition, the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that IHS has available, (C) copies of the applicable purchase agreement and copies of such other documentation and information relating to the Target and the acquisition as Administrative Agent may reasonably request, and (D) a certificate signed by a Financial Officer of IHS certifying: (1) to the calculations demonstrating IHS’ compliance with paragraph (h)(ii) of this Section; (2) that after giving effect to the acquisition in question, all representations and warranties contained in the Loan Documents which are not qualified by a materiality standard will be true and correct in all material respects and all representations and warranties contained in the Loan Documents which are

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qualified by a materiality standard will be true and correct in all respects, in each case, as of the date of the closing of the acquisition with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate specifically to another date and (3) that no Default exists or will result from the acquisition;

(iv) Same Line of Business. The business acquired in the acquisition is a business of the type conducted by IHS and the Subsidiaries on the Effective Date or a business reasonably related thereto;

(v) No Contested Acquisitions. The proposed acquisition shall have been approved by the Board of Directors of the Target (or similar governing body if the Target is not a corporation) and no Person shall have commenced legal proceedings to oppose the acquisition;

(vi) Joinder of Subsidiary. If a Material Subsidiary is acquired or created in connection with such acquisition, such Material Subsidiary shall be joined as a Guarantor within 60 days of the closing of the acquisition in the same manner as a Subsidiary is joined pursuant to Sections 5.09; and

(i) in addition to the other investments, loans and advances otherwise permitted by this Section 6.04 and notwithstanding any limits imposed by the other permissions of this Section 6.04, IHS or any Subsidiary may purchase, hold or acquire any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to or make or permit to exist any investment or any other interest in, any other Person (including any of the foregoing with respect to a Non-Loan Party) in each case, in a transaction that does not constitute an acquisition governed by paragraph (h) of this Section as long as at the time any such investment, loan or advance is made:

(i) Default. No Default exists or would result therefrom; and

(ii) Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ending.

Section 6.05. Asset Sales. IHS will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, except:

(a) sales in the ordinary course of business of inventory, used or surplus equipment and investments made or held in compliance with the requirements of Section 6.04;

(b) sales, transfers and dispositions by IHS or any Subsidiary to a Loan Party and other sales, transfers and dispositions not prohibited by Section 6.03; and

(c) other sales, transfers and other dispositions of assets (other than Equity Interests in a Material Subsidiary) that are not permitted by any other clause of this Section as long as no Default shall exist or would result and either: (i) the Person so disposing of the asset under the permissions of this paragraph (c) applies the Net Proceeds from such event, within 365 days after receipt of such Net Proceeds, to make an acquisition permitted hereby or otherwise to acquire real property, equipment, other tangible assets or intellectual property to be used in the business of such Person or (ii) to the extent such Net Proceeds are not so reinvested, then the aggregate fair market value or book value, whichever is greater, of the assets sold, transferred or otherwise disposed of in reliance upon this paragraph (c) which are not reinvested under the requirements of clause (i) shall not exceed an aggregate amount equal to $25,000,000;

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provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a) or (b) above) shall be made for fair value.

Section 6.06. Hedge Agreements. IHS will not nor will it permit any Subsidiary to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which IHS or a Subsidiary has actual exposure (including any Hedge Agreements enter into in connection with the issuance of any permitted Indebtedness that is convertible to Equity Interests but not including any other Hedge Agreement entered into with respect to Equity Interests), and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest–bearing liability or investment of IHS or a Subsidiary.

Section 6.07. Restricted Payments. IHS will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) IHS may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

(b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; and

(c) IHS may declare and make any other Restricted Payments, provided, that

(i) Default. No Default exists or would result therefrom;

(ii) Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ending;

(iii) Leverage Ratio. The Leverage Ratio as calculated for the four (4) fiscal quarter period then most recently ending on a Pro Forma basis is less than 2.75 to 1.00; and

(iv) Certification Requirements. IHS shall be required to comply with the certification requirements under this clause (iv) in the event that: (A) the Restricted Payment in question exceeds $50,000,000 and (B) the Leverage Ratio as calculated for the four (4) fiscal quarter period then most recently ending on a Pro Forma basis exceeds 2.50 to 1.00. If one or more of the conditions in the foregoing clauses (A) and (B) do not exist with respect to a Restricted Payment, IHS is not required to comply with the certification requirements of this clause (iv) with respect to the Restricted Payment in question. If IHS is required to comply with the certification requirements under this clause (iv), IHS shall provide to Administrative Agent, prior to the payment of the Restricted Payment, a certificate signed by a Financial Officer of IHS certifying: (A) to the calculations demonstrating IHS’ compliance with paragraph (c)(ii) and (iii) of this Section; (B) that after giving effect to the Restricted Payment in question, all representations and warranties contained in the Loan Documents which are not qualified by a materiality standard will be true and correct in all material respects and all representations and warranties contained in the Loan Documents which are qualified by a materiality standard will be true and correct in all respects, in each case, on and as of the date of the closing of the acquisition with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate specifically to another date and (C) that no Default exists or will result for the Restricted Payment.

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Section 6.08. Transactions with Affiliates. IHS will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and are at prices and on terms and conditions no less favorable to IHS or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate; (c) any Restricted Payment permitted by Section 6.07; and (d) payment of customary and reasonable directors fees to directors who are not employees of IHS or any Affiliate.

Section 6.09. Restrictive Agreements. IHS will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon: (a) the ability of IHS or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to IHS or any other Subsidiary or to Guarantee Indebtedness of IHS or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and (v) foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions are no more restrictive than the restrictions and conditions contained herein and would permit IHS and the Subsidiaries to grant Liens to the Administrative Agent for the benefit of the Credit Parties to secure the Obligations.

Section 6.10. Change in Fiscal Year. No Borrower will change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated without the consent of the Administrative Agent (which the Administrative Agent may give or withhold without the consent or agreement of any of the Lenders and which consent may not be unreasonably withheld); provided that the foregoing shall not be applicable to any Person, the Equity Interest of which are acquired by IHS or a Subsidiary that becomes a Borrower after the Effective Date if such change is made so that the last day of such Borrower’s fiscal year or the last days of the first three fiscal quarters of such Borrower’s fiscal year coincides with that of IHS.

ARTICLE VII.

Financial Covenants

Until the Loan Obligations have been Fully Satisfied, each Borrower covenants and agrees with the Lenders that:

Section 7.01. Interest Coverage Ratio. As of the last day of each fiscal quarter, IHS will not permit the Interest Coverage Ratio calculated as of such date to be less than 3.00 to 1.00.

Section 7.02. Leverage Ratio. As of the last day of each fiscal quarter, IHS will not permit Leverage Ratio calculated as of such date to exceed 3.00 to 1.00.

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ARTICLE VIII.

Events of Default

Section 8.01. Events of Default; Remedies. If any of the following events (“Events of Default”) shall occur:

(a) Principal Payment. Any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) Interest and Fee Payments. Any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) Representation or Warranties. Any representation, warranty or certification that is not qualified by a materiality standard and is made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made or any representation, warranty or certification that is qualified by a materiality standard and is made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

(d) Covenant Violation; Immediate Default. Any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01, 5.02, 5.03 (with respect to the existence of any Borrower) or 5.09 or in Article VI or in Article VII;

(e) Covenant Violation with Cure Period. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 8.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender);

(f) Cross Payment Default. Any Borrower or any Subsidiary shall default in payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable period of notice and grace provide with respect thereto;

(g) Cross Covenant Default. Any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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(h) Involuntary Bankruptcy. An involuntary proceeding shall be commenced or an involuntary petition or proposal shall be filed seeking (i) liquidation, reorganization, dissolution, winding up, administration or other relief in respect of IHS or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign examinership, bankruptcy, arrangement, liquidation, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, examiner, administrator, trustee, custodian, monitor, sequestrator, conservator or similar official for IHS or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Voluntary Bankruptcy. IHS or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition or proposal seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign examinership, bankruptcy, arrangement (voluntary or by way of scheme of arrangement or otherwise) insolvency, receivership, dissolution, winding up, administration, liquidation or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, monitor, sequestrator, conservator or similar official for IHS or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Other Insolvency. IHS or any Material Subsidiary shall (i) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (ii) suspend or threaten to suspend making payments on any of its debts by reason of actual anticipated financial difficulties or (iii) commence negotiation with one or more of its creditors with a view to rescheduling any of its debt;

(k) Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against IHS, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of IHS or any Subsidiary to enforce any such judgment;

(l) ERISA Events. An ERISA Event or Termination Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and Termination Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or could result in a Lien on any assets of IHS or any Subsidiary;

(m) Invalidity of Loan Documents. Any material provision of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Loan Party; the validity, binding effect or enforceability of any Loan Document against any Loan Party shall be contested by any Loan Party; any Loan Party shall deny that it has any or further liability or obligation under any Loan Document; or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any material way cease to give or provide to Administrative Agent and the Lenders the benefits purported to be created thereby;

(n) Material Adverse Effect. There shall have occurred any condition or event that has or is reasonably likely to have a Material Adverse Effect; or

(o) Change in Control. A Change in Control shall occur;

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then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers. In addition, if any Event of Default exists, the Administrative Agent may (and if directed by the Required Lenders, shall) exercise any and all other rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Section 8.02. Performance by the Administrative Agent. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, and shall at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the applicable Loan Party. In such event, IHS shall, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the interest rate provided for in Section 2.13(d) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

Section 8.03. Limitation on Separate Suit. No suit shall be brought against any Loan Party on account of the Loan Obligations except by the Administrative Agent, acting upon the written instructions of the Required Lenders.

ARTICLE IX.

The Administrative Agent

Section 9.01. Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, National Association as agent on its behalf, and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Loan Documents hereby ratifying such appointment) and authorizes the Administrative Agent to take such actions on its behalf and on behalf of such Affiliates and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with IHS or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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Section 9.03. Limitation of Duties and Immunities. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default exists, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04. Reliance on Third Parties. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06. Successor Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation,

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then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by IHS to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between IHS and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.07. Independent Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 9.08. Other Agents. Certain Lenders may have been designated as “documentation agent,” “syndication agent”, “joint or co lead arranger”, “joint or co bookrunner” or “co-agent,” hereunder in recognition of the level of each of their Commitments. No such Lender is an agent for the Lenders and no such Lender shall have any obligation hereunder other than those existing in its capacity as a Lender. Without limiting the foregoing, no such Lender shall have or be deemed to have any fiduciary relationship with or duty to any Lender.

Section 9.09. Powers and Immunities of Fronting Parties. No Fronting Party nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, each Fronting Party: (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Lender or for the Administrative Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Lender or the Administrative Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, each Fronting Party shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and the Administrative Agent; provided, however, that no Fronting Party shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

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Section 9.10. Permitted Release of Subsidiary Loan Parties. If no Default exists or would result and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower Representative requesting the release of a Subsidiary Loan Party, certifying that (a) no Default exists or will result from the release of the Subsidiary Loan Party; (b) after giving pro forma effect to the release, the Aggregation Test is satisfied as of the most recently ended fiscal quarter; and (c) the Administrative Agent is authorized to release such Subsidiary Loan Party because either (i) the Equity Interest issued by such Subsidiary Loan Party or the assets of such Subsidiary Loan Party have been sold in a transaction permitted by Section 6.05 (including with the consent of the Required Lenders pursuant to Section 10.02(b)) or (ii) such Subsidiary has become an Immaterial Subsidiary, then the Administrative Agent is irrevocably authorized by the Credit Parties, without any consent or further agreement of any Credit Party to release such Subsidiary Loan Party from all obligations under the Loan Documents. The Administrative Agent shall execute any release documents in accordance with the immediately preceding sentence promptly upon request of the Borrower Representative without the consent or further agreement of any Credit Party.

Section 9.11. Lender Affiliates Rights. By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents. But notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (b) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Lender who is owed any Obligation. The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents. The Obligation owed to such Affiliate shall be considered the Obligation of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.

ARTICLE X.

Miscellaneous

Section 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone or other means, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Loan Party, to the Borrower Representative at 15 Inverness Way East, Englewood, Colorado 80112, Attention: Chief Financial Officer, Facsimile: 303-754-4025 with a copy to: Stephen Green, Esq., Senior Vice President & General Counsel, IHS Inc., Two Grand Central Tower, 140 East 45th Street, 40th Floor, New York, NY 10017; Telephone: (212) 850-8543; Facsimile: 212 850-8540;

(ii) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A., 201 North Central Avenue, Floor 21, Phoenix, AZ 85004-0073; Attention: Steve Krakoski, Managing Director, Telephone: 602.221.1360; Telecopy: 602.221.1065 and JPMorgan Chase Bank, N.A., Midcorp Loan and Agency Services Group, Mailcode: IL1-001010; South Dearborn Street, 19th Floor, Chicago, IL 60603; Attention: Leonida Mischke, Telephone: 312-385-7055; Telecopy: 888-266-8058;

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(iii) if to the notice related to an Available Currency Borrowing, also to J.P.Morgan Europe Limited, 125 London Wall, Floor 9, London EC2Y 5AJ, United Kingdom, Attention of the Manager, London Loans & Agency; Telecopy: (44) 207 7772360; and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02. Waivers; Amendments.

(a) No Waiver; Rights Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) pursuant to an Increased Commitment Supplement executed in accordance with the terms and conditions of Section 2.21 which only needs to be signed by the Borrowers, the Administrative Agent and the Lenders increasing or providing new Revolving Commitments thereunder or agreeing to make additional Term Loans thereunder and (y) in the case of this Agreement and any circumstance other than as described in clause (x), pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each

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Lender affected thereby, (iv) change Section 2.18(b), (c), (e), (f) or (g) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders,” “Credit Party” or “Obligation” (or any term defined therein) or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Guaranty Agreement (except as expressly provided in Section 9.10) or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank, any Available Currency Lender, any Canadian Currency Lender or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank, such Available Currency Lender, such Canadian Currency Lender or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders, the Term Lenders, the Available Currency Lenders or the Canadian Currency Lenders but not any other group of Lenders, may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders.

Section 10.03. Expenses; Indemnity; Damage Waiver.

(a) Expenses. IHS shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnity. IHS indemnifies the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by IHS or any Subsidiary, or any Environmental Liability related in any way

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to IHS or any Subsidiary, (iv) the failure to pay any Loan or LC Disbursement denominated in an Available Currency, or any interest thereon, in the Available Currency in which such Loan was originally made or applicable Letter of Credit issued or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Lenders’ Agreement to Pay. To the extent that IHS fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d) Waiver of Damages. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payment. All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

Section 10.04. Successors and Assigns.

(a) Successors and Assigns. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit, any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit, any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Assignment. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default exists, any other Person;

(B) the Administrative Agent, which shall not be unreasonably withheld or delayed; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the Issuing Bank, which shall not be unreasonably withheld or delayed, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan;

(D) the Swing Line Lender, which shall not be unreasonably withheld or delayed, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan; and

(E) each Available Currency Lender and each Canadian Currency Lender, which shall not be unreasonably withheld or delayed, provided that no consent of the Available Currency Lender shall be required for an assignment of all or any portion of a Term Loan.

IHS shall be permitted to withhold its consent (if such consent is required according to the above) to an assignment if, among other reasons, the assignment would cause IHS Global S.A. to be in violation of the Non-Qualifying Bank Creditor Rules.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) (i) shall not be less than $10,000,000 and (ii) shall not reduce the assigning Lender’s Commitment to less than $10,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default exists;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) an assignee that will be a Available Currency Lender must meet the criteria set forth in the definition of “Available Currency Lender”;

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(D) an assignee that will be a Canadian Currency Lender must meet the criteria set forth in the definition of “Canadian Currency Lender”; and

(E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.

For the purposes of this Section 10.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement or any other Loan Document, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations. (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this

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Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(d) Pledge. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent embody the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by

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evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08. Right of Setoff. If an Event of Default exists, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of that Borrower now or hereafter existing under this Agreement or the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

(b) Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c) Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or effective. Nothing herein shall affect the right of the Administrative Agent or any other Creditor to serve process in an other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

(e) Process Agent. Each Loan Party hereby irrevocably designates, appoints and empowers IHS with offices at Two Grand Central Tower, 140 East 45th Street, 40th Floor, New York, NY 10017, Attn: Stephen Green, Esq., Senior Vice President & General Counsel (Telephone: (212) 850-8543; Facsimile: 212 850-8540) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. IHS accepts such appointment and the similar appointments contained in the other Loan Documents and agrees to so act on the behalf of each Loan Party hereunder and under the other Loan Documents until the Full Satisfaction of the Obligations. If for any reason IHS shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.

Section 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to

CREDIT AGREEMENT, Page 86

keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers and other than as a result of a breach know to such party by such source of any confidentially agreement binding upon the source. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the applicable Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13. Maximum Interest Rate.

(a) Limitation to Maximum Rate; Recapture. No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term “Maximum Rate” means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower Representative at the time of such change in the Maximum Rate.

(b) Cure Provisions. No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither any Borrower nor the sureties, guarantors, successors, or assigns of any Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the applicable Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, each Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense,

CREDIT AGREEMENT, Page 87

fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

(c) Canada Interest Rate Provisions. Without limiting paragraphs (a) and (b) of this Section, in no event shall the aggregate “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)), payable to any Lender holding any Loan owing by any Canadian Borrower under this Agreement or any other Loan Document exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section on the “credit advanced” (as defined in such section) under this Agreement or any other Loan Document. Further, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of such “interest” is determined to be contrary to the provisions of the Criminal Code Section, such payment, collection, or demand shall be deemed to have been made by mutual mistake of the affected Lender and Canadian Borrower and such “interest” shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section so as to result in a receipt by such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amounts or rates of interest required to be paid to that Lender; and (ii) then, by reducing any fees, charges, expenses and other amounts required to be paid to the affected Lender that would constitute “interest”. Notwithstanding the above, and after giving effect to all such adjustments, if any Lender holding any Loan owing by a Canadian Borrower shall have received an amount in excess of the maximum permitted by the Criminal Code Section and the Criminal Code Section is applicable to the Loans to each Canadian Borrower hereunder (notwithstanding the choice of New York law as the governing law hereunder), then the applicable Canadian Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to such excess.

Section 10.14. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower, any other Loan Party, any of their respective Equity Interest holders or any other Person.

Section 10.15. No Fiduciary Relationship. The relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with any Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

Section 10.16. Equitable Relief. Each Borrower recognizes that in the event such Borrower or any other Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. Each Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.17. Construction. The Borrowers, each other Loan Party (by its execution of the Loan Documents to which its is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

CREDIT AGREEMENT, Page 88

Section 10.18. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 10.19. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Party, which information includes the name and address of the Loan Party and other information that will allow such Lender to identify the Loan Party in accordance with the Patriot Act.

Section 10.20. Canadian Anti-Money Laundering Legislation. Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If the Administrative Agent has obtained any such information relating to the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

Section 10.21. Judgment Currency. This is an international loan transaction in which the specification of the applicable currency of payment is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency under the Loan Documents (the “Original Currency”) shall not be discharged by an amount paid in another currency (the “Other Currency”), whether pursuant to any judgment expressed in or converted into any Other Currency except to the extent that such tender results in the effective receipt by the payee of the full amount of the Original Currency payable to such payee. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under any Loan Document in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency at the relevant office with the Other Currency on the Business Day next preceding the day on

CREDIT AGREEMENT, Page 89

which such judgment is rendered. The obligation of the Loan Parties in respect of any such sum due from it to the relevant payee under any Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase the Original Currency with the amount of the judgment currency so adjudged to be due; and the Loan Parties, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

US Borrowers:

IHS INC.
INFORMATION HANDLING SERVICES GROUP INC.
IHS GLOBAL INC.

By:	/s/ Stephen Green
Stephen Green, Senior Vice President & Secretary

Foreign Borrowers:

IHS GROUP HOLDINGS LIMITED IHS GLOBAL LIMITED

By:	/s/ Stephen Green
Stephen Green, Authorised Signatory

IHS GLOBAL S.A.

By:	/s/ Stephen Green
Stephen Green, Proxy holder

IHS ENERGY (CANADA) LTD.

By:	/s/ Stephen Green
Stephen Green, Assistant Secretary

CREDIT AGREEMENT, Page 90

Agent and the Lenders:

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION individually and as Administrative Agent,

By:	/s/ Brian McDougal
Brian McDougal, Senior Credit Executive

CREDIT AGREEMENT, Page 91

RBS CITIZENS, N.A.

By:	/s/ David M. Mackley
	Name:	David M. Mackley
	Title:	Sr. Vice President

CREDIT AGREEMENT, Page 92

BANK OF AMERICA, N.A.

By:	/s/ Aileen Supena
	Name:	Aileen Supena
	Title:	Vice President

For purposes of the Canadian Currency Commitment

BANK OF AMERICA, N.A. (CANADA BRANCH)

By:	/s/ Medina Sales De Anorade
	Name:	Medina Sales De Anorade
	Title:	Vice President

CREDIT AGREEMENT, Page 93

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Marc-Philippe Piche
	Name:	Marc-Philippe Piche
	Title:	Director

CREDIT AGREEMENT, Page 94

COMPASS BANK, an Alabama Banking Corporation

By:	/s/ Mark Sunderland
	Name:	Mark Sunderland
	Title:	Senior Vice President

CREDIT AGREEMENT, Page 95

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Katherine M. Wolfe
	Name:	Katherine M. Wolfe
	Title:	VP, Sr. Relationship Manager

CREDIT AGREEMENT, Page 96

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Jacob Payne
	Name:	Jacob Payne
	Title:	Vice President

CREDIT AGREEMENT, Page 97

TD BANK, N.A.

By:	/s/ Maria Willner
	Name:	Maria Willner
	Title:	Senior Vice President

CREDIT AGREEMENT, Page 98

BARCLAYS BANK PLC

By:	/s/ Kevin Cullen
	Name:	Kevin Cullen
	Title:	Director

CREDIT AGREEMENT, Page 99

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Philip K. Liebscher
	Name:	Philip K. Liebscher
	Title:	Senior Vice President

CREDIT AGREEMENT, Page 100

CITIBANK, N.A.

By:	/s/ Kevin A. Ege
	Name:	Kevin A. Ege
	Title:	Vice President

CREDIT AGREEMENT, Page 101

HSBC BANK PLC

By:	/s/ Tracey Roberts
	Name:	Tracey Roberts
	Title:	Senior Corporate Banking Manager

CREDIT AGREEMENT, Page 102

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:
Schedule 1.01	–	Guarantors
Schedule 1.02	–	Computation of Mandatory Costs
Schedule 2.01	–	Commitments
Schedule 3.06	–	Disclosed Matters
Schedule 3.12	–	Material Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Investments
Schedule 6.09	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C-1	–	Form of Guaranty Agreement (US)
Exhibit C-2	–	Form of Guaranty Agreement (Foreign)
Exhibit D	–	Form of Increased Commitment Supplement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Interest Election Request
Exhibit G	–	Form of Borrower Joinder Agreement

LIST OF SCHEDULES AND EXHIBITS, Solo Page

SCHEDULE 1.01

TO

IHS INC.

CREDIT AGREEMENT

GUARANTORS

Domestic Guarantors

IHS Inc.

Information Handling Services Group Inc.

IHS Global Inc.

IHS CERA Inc.

IHS Global Insight (USA) Inc.

Foreign Guarantors

IHS Group Holdings Limited

IHS Global Limited

IHS Global S.A.

IHS Energy (Canada) Ltd.

IHS International Holdings Limited

SCHEDULE 1.01

SCHEDULE 1.02

TO

IHS INC.

CREDIT AGREEMENT

CALCULATION OF THE MANDATORY COST

1. The Mandatory Cost is an addition to the interest rate to compensate the Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period with respect to any Available Currency Borrowing (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Available Currency Borrowings made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4. The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a sterling Loan:

AB + C(B – D) + E × 0.01	per cent per annum
100 – (A + C)

(b)	in relation to a Loan in any currency other than sterling:

E × 0.01	per cent per annum.
300

Where:

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the margin and the Mandatory Cost and any additional rate of interest specified in Section 2.13(d)) payable for the relevant Interest Period on the Loan.

SCHEDULE 1.02, Page 1

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d) “Reference Bank” means the Administrative Agent and any other bank or financial institution appointed as such by the Administrative Agent in consultation with the Borrower Representative; and

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its lending office; and

SCHEDULE 1.02, Page 2

(b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to an Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13. The Administrative Agent may from time to time, after consultation with the Borrower Representative and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE 1.02, Page 3

SCHEDULE 2.01

TO

IHS INC.

CREDIT AGREEMENT

COMMITMENTS

Lender	Revolving Commitment	Term Loan Commitment	Total Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$91,000,000	$39,000,000	$130,000,000	13.00%
RBS Citizens, N.A.	$91,000,000	$39,000,000	$130,000,000	13.00%
Bank of America, N.A.	$91,000,000	$39,000,000	$130,000,000	13.00%
Wells Fargo Bank, National Association	$82,250,000	$35,250,000	$117,500,000	11.75%
BBVA Compass	$82,250,000	$35,250,000	$117,500,000	11.75%
HSBC Bank USA, National Association	$52,500,000	$22,500,000	$75,000,000	7.50%
U.S. Bank National Association	$52,500,000	$22,500,000	$75,000,000	7.50%
TD Bank, N.A.	$35,000,000	$15,000,000	$50,000,000	5.00%
Barclays Bank PLC	$35,000,000	$15,000,000	$50,000,000	5.00%
PNC Bank, National Association	$35,000,000	$15,000,000	$50,000,000	5.00%
Citibank, N.A.	$35,000,000	$15,000,000	$50,000,000	5.00%
HSBC Bank Plc	$17,500,000	$7,500,000	$25,000,000	2.50%

TOTAL	$700,000,000.00	$300,000,000.00	$1,000,000,000.00	100.00%

SCHEDULE 2.01, Page 1

Lender	UK DTTP Number and Jurisdiction (if any)	Available Currency Commitment
JPMorgan Chase Bank, N.A.	Available Currency Loans will be made through London Branch	$61,666,666.67
RBS Citizens, N.A.	13/R/356159/DTTP and United States of America	$61,666,666.67
Bank of America, N.A.	Available Currency Loans will be made through London Branch	$61,666,666.67
Wells Fargo Bank, National Association	13/W/61173/DTTP and United States of America	$55,737,179.49
HSBC Bank USA, National Association	13/H/0314375/DTTP and United States of America	$26,250,000.00
TD Bank, N.A.	N/A	$23,717,948.72
Barclays Bank PLC	N/A	$23,717,948.72
Citibank, N.A.	Available Currency Loans will be made through London Branch	$23,717,948.72
HSBC Bank Plc	N/A	$11,858,974.36

Total		$350,000,000.00

Lender	Canadian Currency Commitment
JPMorgan Chase Bank, N.A.	$64,011,406.84
RBS Citizens, N.A.	$64,011,406.84
Bank of America, N.A.	$64,011,406.84
Wells Fargo Bank, National Association	$57,856,463.88
HSBC Bank USA, National Association	$26,250,000.00
TD Bank, N.A.	$24,619,771.86
Barclays Bank PLC	$24,619,771.86
Citibank, N.A.	$24,619,771.86

$350,000,000.00

SCHEDULE 2.01, Page 2

SCHEDULE 3.06

TO

IHS INC.

CREDIT AGREEMENT

DISCLOSED MATTERS

None

SCHEDULE 3.06, Solo Page

SCHEDULE 3.12

TO

IHS INC.

CREDIT AGREEMENT

MATERIAL SUBSIDIARIES

Name	Jurisdiction of Organization	Percentage Ownership
Information Handling Service Group Inc.	Delaware	100%
IHS Global Inc.	Delaware	100%
IHS Global S.A.	Switzerland	100%
IHS Energy (Canada) Ltd	Alberta	100%
IHS CERA Inc.	Massachusetts	100%
IHS Global Insight (USA) Inc.	Delaware	100%
IHS Group Holdings Limited	England and Wales	100%
IHS Global Limited	England and Wales	100%

SCHEDULE 3.12, Solo Page

SCHEDULE 6.01

TO

IHS INC.

CREDIT AGREEMENT

EXISTING INDEBTEDNESS

Rollover Loan Notes to Prime Trustees Limited as trustee of the Prime Publications Limited Share Incentive Plan issued as part of purchase price to the shareholders in connection with the purchase of IHS Fairplay- £1,240,435 outstanding at January 1, 2011

SCHEDULE 6.01, Solo Page

SCHEDULE 6.02

TO

IHS INC.

CREDIT AGREEMENT

EXISTING LIENS

None

SCHEDULE 6.02, Solo Page

SCHEDULE 6.04

TO

IHS INC.

CREDIT AGREEMENT

INVESTMENTS

None

SCHEDULE 6.04, Solo Page

SCHEDULE 6.09

TO

IHS INC.

CREDIT AGREEMENT

EXISTING RESTRICTIONS

None

SCHEDULE 6.09, Solo Page

EXHIBIT A

TO

IHS INC.

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT A, Cover Page

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________________

2.	Assignee:	____________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

UK DTTP Number (if any): __________________

3.	Borrower(s):	IHS Inc. and certain of its Subsidiaries (the “Borrowers”)

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of January 5, 2011 among IHS Inc., certain of its subsidiaries, the Lenders parties thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and the other agents parties thereto.

[1]	Select as applicable.

ASSIGNMENT AND ASSUMPTION, Page 1

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term Commitment,” ”etc.)
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ASSIGNMENT AND ASSUMPTION, Page 2

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Issuing Bank

By:
Title:

[Consented to:]5

IHS INC.

By:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION, Page 3

ANNEX 1

IHS Inc.

Credit Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of IHS Inc, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by IHS Inc., any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (including without limitation, meeting the criteria set forth in the definition of Lenders), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 3.04 or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender6, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic communications shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

[6]	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

STANDARD TERMS AND CONDITIONS TO THE ASSIGNMENT AND ASSUMPTION, Solo Page

EXHIBIT B

TO

IHS INC.

CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

EXHIBIT B, Cover Page

COMPLIANCE CERTIFICATE

for the

quarter ending               ,

To:	JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn Street, 19th Floor

Chicago, IL 60603

Attention: Leonida Mischke

Telephone: 312-385-7055

Telecopy: 888-266-8058

and each Lender

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 5.01(c) of that certain Credit Agreement (as amended, the “Agreement”) dated as of January 5, 2011, among IHS Inc., certain of its subsidiaries named therein (collectively, the “Borrowers”), JPMorgan Chase Bank, National Association as agent, and the Lenders named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, an authorized financial officer of the Borrower in his capacity as such financial officer and not in his individual capacity, does hereby certify to the Agent and the Banks that:

1.	DEFAULT

No Default has occurred or, if a Default has occurred, I have described on the attached Exhibit “A” the nature thereof and the steps taken or proposed to remedy such Default.
Compliance
2.	SECTION 5.01 - Financial Statements and Records

	(a) Annual audited financial statements of IHS on a consolidated basis within 90 days after the end of each fiscal year end (together with Compliance Certificate).	Yes	No	N/A

(b)      Quarterly unaudited financial statements of IHS on a consolidated basis within 45 days after the end of each of the first three fiscal quarters of each fiscal year (together with Compliance Certificate).

		Yes	No	N/A

COMPLIANCE CERTIFICATE, Page 1

3.	SECTION 5.09 - Additional Subsidiaries

	(a)	Are there any Subsidiaries which are both:			Yes	No

	(i)	not a party to a Guaranty Agreement; and

	(ii)	a Material Subsidiary

	(b) As of such fiscal quarter end, does the combined total revenue of the Guarantors plus the unconsolidated revenue of IHS equal or exceed 80% of IHS’ consolidated total revenue as of such fiscal quarter end?				Yes	No

	If 3(a) and 3(b) are both yes, joinder of additional Subsidiaries required?				Yes	No

4.	SECTION 6.01 - Debt

No additional Indebtedness except, among other permitted:

	(a)	Unsecured Subsidiary Indebtedness owed to third parties not to exceed:		$75,000,000	Yes	No
		Actual outstanding:	$		Yes	No

5.	SECTION 6.02 - Liens

	(a)	Other Liens securing Indebtedness or other Obligations not exceeding		$25,000,000

	(d)	Actual outstanding amount of Indebtedness or other obligation secured by other Liens:	$		Yes	No

6.	SECTION 6.04 - Investments

	(a)	Loans and advances to officers, directors and employees not to exceed:		$1,000,00

	(b)	Actual	$		Yes	No

7.	SECTION 6.05 - Asset Dispositions

	(a)	Asset dispositions where Net Proceeds not reinvested not to exceed $25,000,000

	(b)	Actual market or book value, which ever is greater, of assets disposed of for which the Net Proceeds have not be reinvested.	$		Yes	No

8.	SECTION 7.01 - Interest Coverage Ratio

	(a)	Consolidated EBITDA (from Schedule 1)	$

	(b)	Consolidated Interest Expense	$

	(c)	Line 8(a) ÷ Line 8(b)		to 1.00

	(d)	Minimum Interest Coverage Ratio permitted by Credit Agreement		3.00 to 1.00		Yes	No

COMPLIANCE CERTIFICATE, Page 2

9.	SECTION 7.02 - Leverage Ratio

	(a)	Consolidated Funded Indebtedness	$

	(b)	Consolidated EBITDA (for Schedule 1)	$

	(c)	Actual Leverage Ratio: 9 (a) ÷ 9 (b)=		to 1.00

	(d)	Maximum Leverage Ratio		3.00 to 1.00		Yes	No

10.	Determination of Applicable Rate

	(a)	Leverage Ratio (from 9(c))		to 1.00

	(b)	Adjustment to margin and fees required (see pricing grid on Schedule 2)				Yes	No

	(c)	If adjustment required, set forth below new margins and fees

		(i) ABR Spread and Canadian Prime Rate Spread			%

		(ii) Commitment Fee Rate			%

		(iii) Fixed Rate Spread			%

11.	ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

12.	FINANCIAL STATEMENTS

The financial statements attached hereto were prepared in accordance with GAAP and fairly present in all material respects (subject to year end audit adjustments and absence of footnotes) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

13.	CONFLICT

In the event of conflict between this Certificate and the Credit Agreement, the Credit Agreement shall control.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the date first written above.

IHS INC.

By:
Name:
Title:

COMPLIANCE CERTIFICATE, Page 3

SCHEDULE 1

TO

COMPLIANCE CERTIFICATE

(1)	Consolidated EBITDA.

Consolidated Net Earnings:		$

	(a) Consolidated Interest Expense	$
	(b) Consolidated Income Tax Expense	$
	(c) Consolidated Depreciation and Amortization Charges	$
	(d) non-cash charges or expenses in connection with options, restricted stock, restricted stock units or other equity level awards under any IHS incentive plan	$
	(e) cash non-recurring acquisition or restructuring charges or expenses related to employee severance or facilities consolidation and acquisition related transactions expenses provided that for any period of calculation, the aggregate amount added back under this clause (e) shall not comprise more than 10% of the Consolidated EBITDA for such period,	$
	(f) non-cash losses or charges (including charges incurred pursuant to the refinancing of the credit facility in effect prior to this Agreement) that are unusual or non-recurring,	$
	(g) extraordinary or unusual one time gains	($	)
	(h) Total: Line 1 plus lines (a) through (f) minus line (g)			$

(2)	Adjustments for Leverage Ratio Calculation.
	EBITDA from prior Targets for periods prior to acquisitions	$
	Consolidated EBITDA for Leverage Ratio calculation			$

SCHEDULE 1 to Compliance Certificate, Page 1

SCHEDULE 2

TO

COMPLIANCE CERTIFICATE

Category	Leverage Ratio:	Fixed Rate Spread	ABR Spread and Canadian Prime Rate Spread	Commitment Fee Rate
1.	≥ 2.00 to 1.00	2.00%	1.00%	0.35%
2.	< 2.00 to 1.00 and ≥ 1.50 to 1.00	1.75%	.75%	0.30%
3.	< 1.50 to 1.00 and ≥ 1.00 to 1.00	1.50%	.50%	0.25%
4.	< 1.00 to 1.00	1.25%	.25%	0.20%

SCHEDULE 2 to Compliance Certificate, Page 1

EXHIBIT C-1

TO

IHS INC.

CREDIT AGREEMENT

US GUARANTY AGREEMENT

EXHIBIT C-1, Cover Page

GUARANTY AGREEMENT

(US)

WHEREAS, IHS Inc. (“IHS”) has entered into that certain Credit Agreement dated January 5, 2011 among IHS, certain of its subsidiaries as borrowers thereunder, the lenders party thereto (the “Lenders”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent for the lenders (the “Administrative Agent”) (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

WHEREAS, the execution of this Guaranty Agreement is a condition to the Administrative Agent’s and each Lender’s obligations under the Credit Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Subsidiaries and any Subsidiary hereafter added as a “Guarantor” hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as Exhibit A (individually a “Guarantor” and collectively the “Guarantors”), hereby irrevocably and unconditionally guarantees to the Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1. Guaranteed Indebtedness. The term “Guaranteed Indebtedness”, as used herein, means all of the Obligations, as defined in the Credit Agreement. The “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

2. Contribution Agreement. The Guarantors together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or under the other Loan Documents (a “Funding Guarantor”) that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Loan Documents in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Adjusted Maximum Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty

GUARANTY AGREEMENT (US), Page 1

Agreement (including, without limitation, in respect of this paragraph 2) and the other Loan Documents. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

3. Absolute and Irrevocable Guaranty. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the Obligations are Fully Satisfied. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrowers may have against any Credit Party or any other party, or which any Guarantor may have against the Borrowers, any Credit Party or any other party, shall be available to, or shall be asserted by, any Guarantor against any Credit Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof other than Full Satisfaction of the Obligations. If the payment of any amount of principal of, interest with respect to or any other amount constituting the Guaranteed Indebtedness, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Credit Party for any reason, then the Guaranteed Indebtedness and all terms and provisions of this Guaranty Agreement will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

4. Rights Cumulative. If a Guarantor becomes liable for any indebtedness owing by a Borrower to any Credit Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Credit Parties hereunder shall be cumulative of any and all other rights that any Credit Party may ever have against such Guarantor. The exercise by any Credit Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5. Agreement to Pay Guaranteed Indebtedness. In the event of default by any Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to Administrative Agent, without notice or demand, in the lawful currency in which such amount is due, and it shall not be necessary for Administrative Agent or any other Credit Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against such Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by Administrative Agent and any other Credit Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor. Notwithstanding the foregoing, upon payment by such Guarantor of any sums to Administrative Agent or any other Credit Party hereunder, all rights of such Guarantor against any Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, contribution or otherwise shall in all respects be subordinate and junior in right of payment to the prior Full Satisfaction of the Obligations. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Indebtedness in the order provided for in Section 2.18(f) of the Credit Agreement.

6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent or any other Credit Party.

GUARANTY AGREEMENT (US), Page 2

7. Obligations Not Impaired. Each Guarantor hereby agrees that its obligations under the Loan Documents shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of any Borrower, or the dissolution, insolvency, or bankruptcy of any Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any other Credit Party to any Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any other Credit Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by any Borrower or any other party to Administrative Agent or any other Credit Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or any other Credit Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Administrative Agent or any other Credit Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of any Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Borrower or any other Guarantor (other than the Full Satisfaction of the Obligations).

8. Representations and Warranties. Each Guarantor represents and warrants to Administrative Agent and the Lenders as follows:

(a) Credit Agreement Representations. All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b) Independent Analysis. It has, independently and without reliance upon Administrative Agent or any Lender and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

GUARANTY AGREEMENT (US), Page 3

(c) Borrower Information. It has adequate means to obtain from the Borrower Representative on a continuing basis information concerning the financial condition and assets of the Borrowers and it is not relying upon Administrative Agent or any Lender to provide (and neither the Administrative Agent nor any Lender shall have any duty to provide) any such information to it either now or in the future.

(d) Benefit of Guaranty. The value of the consideration received and to be received by each Guarantor as a result of the Borrowers’ and the Lenders’ entering into the Credit Agreement and each Guarantor’s executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

9. Covenants of Guarantor. Each Guarantor covenants and agrees that until the Loan Obligations have been Fully Satisfied, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

10. Right of Set Off. When an Event of Default exists and subject to the terms of Section 2.18 of the Credit Agreement, Administrative Agent and each other Credit Party shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent and each other Credit Party to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Administrative Agent or any other Credit Party shall have made any demand under this Guaranty Agreement. Each Credit Party agrees promptly to notify the Borrower Representative (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of Administrative Agent and other Credit Parties hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent or any other Credit Party may have.

11. Intercompany Subordination.

(a) Debt Subordination. Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the Full Satisfaction of the Obligations. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business. When an Event of Default exists, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Administrative Agent and the other Credit Parties and shall forthwith be paid to Administrative Agent and applied by Administrative Agent against the Guaranteed Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of any Borrower, any Foreign Guarantor or any other Guarantor (the Borrowers, the Foreign Guarantors and such other Guarantor herein the “Debtors”) to such Guarantor, whether such indebtedness, liabilities, and

GUARANTY AGREEMENT (US), Page 4

obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

(b) Lien Subordination. Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor’s assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Administrative Agent or any other Credit Party presently exist or are hereafter created or attached. Without the prior written consent of Administrative Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor’s right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

(c) Insolvency Proceeding. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving any Debtor as debtor, Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligations have been Fully Satisfied. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

12. Amendment and Waiver. Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder (which shall require the consent of all Lenders except as otherwise provided in Section 9.10 of the Credit Agreement); no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the parties required by Section 10.02(b) of the Credit Agreement. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13. Tolling of Statutes of Limitation. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Borrower or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against Administrative Agent or any other Credit Party shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

14. Successor and Assigns. This Guaranty Agreement is for the benefit of the Credit Parties and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor’s successors and assigns. No Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without prior written consent of each Lender except as otherwise permitted by the Credit Agreement and any attempted assignment or transfer without such consent shall be null and void.

GUARANTY AGREEMENT (US), Page 5

15. Reliance and Inducement. Each Guarantor recognizes that Administrative Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to the Borrowers under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to Administrative Agent and the Lenders in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

16. Notice. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Borrower Representative in accordance with the notice provisions in the Credit Agreement.

17. Expenses. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Administrative Agent and the other Credit Parties in connection with the administration, enforcement, or collection of this Guaranty Agreement.

18. Waiver of Promptness, Diligence, etc. Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by the Borrowers of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

19. Incorporation of Credit Agreement. The Credit Agreement, and all of the terms thereof applicable to each Guarantor (including, without limitation, Section 10.21), are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

20. Entire Agreement. This Guaranty Agreement embodies the final, entire agreement of each Guarantor, agent and the other Credit Parties with respect to each Guarantor’s guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty Agreement is intended by each Guarantor, Administrative Agent and the other Credit Parties as a final and complete expression of the terms of the Guaranty Agreement, and no course of dealing among any Guarantor, the Administrative Agent and any other Credit Parties, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty Agreement.

21. No Waiver. No failure or delay by the Administrative Agent or any other Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

22. Damage Limitation. To the extent permitted by applicable law, each Guarantors agrees that it will not assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

GUARANTY AGREEMENT (US), Page 6

23. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied.

24. Counterparts. This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

25. Severability. Any provision of this Guaranty Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

26. Governing Law. This Guaranty Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

27. Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

GUARANTY AGREEMENT (US), Page 7

28. Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to paragraph 27. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

29. Service of Process. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in paragraph 16. Nothing in this Guaranty Agreement or any other Loan Document will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law. Each Guarantor hereby irrevocably designates, appoints and empowers IHS with offices at Two Grand Central Tower, 140 East 45th Street, 40th Floor, New York, NY 10017, Attn: Stephen Green, Esq., Senior Vice President & General Counsel (Telephone: (212) 850-8543; Facsimile: 212 850-8540) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. IHS accepts such appointment and agrees to so act on the behalf of each Guarantor hereunder until the Full Satisfaction of the Obligations. If for any reason IHS shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.

30. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

31. Headings. All paragraph headings used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

EXECUTED as of the date first written above.

GUARANTORS:

IHS Inc.
Information Handling Services Group Inc.
IHS Global Inc.
IHS CERA Inc.
IHS Global Insight (USA) Inc.

By:
Stephen Green, Senior Vice President & Secretary of each Guarantor

GUARANTY AGREEMENT (US), Page 8

EXHIBIT “A”

TO

GUARANTY AGREEMENT

(US)

Subsidiary Joinder Agreement

EXHIBIT “A” to GUARANTY AGREEMENT (US), Cover Page

SUBSIDIARY JOINDER AGREEMENT

This SUBSIDIARY JOINDER AGREEMENT (the “Agreement”) dated as of             ,          is executed by the undersigned (the “Guarantor”) for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the “Administrative Agent”) and for the benefit of the other Credit Parties in connection with that certain Credit Agreement dated as of January 5, 2011 among IHS Inc., certain of its subsidiaries as borrowers thereunder, the lenders party thereto and the Administrative Agent (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

The Guarantor [is a newly formed or newly acquired Material Subsidiary and] is required to execute this Agreement pursuant to Sections 5.09 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. The Guarantor hereby assumes all the obligations of a “Guarantor” under the US Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the US Guaranty Agreement as if it had been an original signatory thereto. In accordance with the forgoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor irrevocably and unconditionally guarantees to the Administrative Agent and the other Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the US Guaranty Agreement) upon the terms and conditions set forth in the US Guaranty Agreement.

2. This Agreement shall be deemed to be part of, and a modification to, the US Guaranty Agreement and shall be governed by all the terms and provisions of the US Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Guarantor enforceable against Guarantor. The Guarantor hereby waives notice of Administrative Agent’s or any other Credit Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the day and year first written above.

Guarantor:

By:
Name:
Title:

SUBSIDIARY JOINDER AGREEMENT, Solo Page

EXHIBIT C-2

TO

IHS INC.

CREDIT AGREEMENT

FOREIGN GUARANTY AGREEMENT

EXHIBIT C-2, Cover Page

GUARANTY AGREEMENT

(Foreign)

WHEREAS, IHS Inc. (“IHS”) has entered into that certain Credit Agreement dated January 5, 2011 among IHS, certain of its subsidiaries as borrowers thereunder, the lenders party thereto (the “Lenders”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent for the Lenders (the “Administrative Agent”) (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

WHEREAS, the execution of this Guaranty Agreement is a condition to the Administrative Agent’s and each Lender’s obligations under the Credit Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Subsidiaries and any Subsidiary hereafter added as a “Guarantor” hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as Exhibit A (individually a “Guarantor” and collectively the “Guarantors”), hereby irrevocably and unconditionally guarantees to the Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1. Guaranteed Indebtedness. The term “Guaranteed Indebtedness”, as used herein, means all of the Obligations (as defined in the Credit Agreement) of each Foreign Borrower and their respective Foreign Subsidiaries. The “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

(a) Nature of Liability; Limit of Liability under Loan Documents. It is the desire and intent of each Guarantor, the Administrative Agent and the other Credit Parties that this Guaranty Agreement and all other obligations of an Guarantor under the Loan Documents shall be enforced against such Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty Agreement or the other provisions of the Loan Documents shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, federal or foreign law relating to fraudulent conveyances or transfers), then notwithstanding anything contained herein or in any Loan Document to the contrary, the amount of the obligations this Guaranty Agreement and under the other Loan Documents shall be deemed to be reduced and the applicable Guarantor shall pay the maximum amount of such obligations which would be permissible under applicable law. Without limiting the generality of the foregoing:

(i) Swiss Guarantors. The liability of each of Guarantor who is organized under the laws of Switzerland (a “Swiss Guarantor”) under this Guaranty Agreement and the other Loan Documents in respect of the obligations of another Loan Party shall be limited as follows notwithstanding any provision in this Guaranty Agreement or any other Loan Document to the contrary:

(A) The obligations, liabilities, indemnities and undertakings of as well as the application of net proceeds resulting from the realization of any security granted by a Swiss Guarantor under the Loan Documents including the guaranty pursuant to this Guaranty Agreement in relation to obligations, liabilities, indemnities or undertakings of another Loan Party (other than the relevant Swiss Guarantor or any of its Subsidiaries) (“Up- and Cross-stream Obligations”) shall be limited to its Free Reserves Available for Distribution (all in accordance with Art. 675 paragraph 2 and Art. 671 paragraph 1 and 2 no. 3 of the Swiss Code of Obligations) at the time of (i) the enforcement of such obligations, liabilities, indemnities, guaranties or undertakings or (ii) such application of the net proceeds resulting from the foreclosure in or realization on the security granted by any Swiss Guarantor, always provided that any such Up- and Cross-stream Obligations would otherwise lead to an actual violation of the prohibition to repay any capital contributions (Verbot der Einlagenrückgewähr) or to a prohibited distribution of profits pursuant to the Swiss Code of Obligations (verbotene Gewinnausschüttung).

GUARANTY AGREEMENT (Foreign), Page 1

(B) For the purpose of the preceding paragraph (A), “Free Reserves Available for Distribution” means the maximum amount of the Swiss Guarantor’s profits and reserves available for distribution at the time of the enforcement of (i) such obligations, liabilities, indemnities or undertakings or (ii) the application of the net proceeds resulting from the foreclosure in or realization on the security granted by any Swiss Guarantor presently being equal to the positive difference between:

(1) the assets of the Swiss Guarantor; and

(2) the aggregate of:

(a) all liabilities other than Up- and Cross-stream Obligations;

(b) the amount of the registered share capital; and

(c) the statutory reserves (gesetzliche Reserven) to the extent such reserves must be maintained by mandatory law at any given time;

all these amounts to be established in accordance with Swiss law and, upon the request of the Administrative Agent to be confirmed by the auditors of the relevant Swiss Guarantor based on an audited interim balance sheet. The relevant Swiss Guarantor shall, upon the request of the Administrative Agent, arrange for the audited interim balance sheet and the confirmation of the auditors immediately after having been requested to make a payment under this Guaranty Agreement or the rights under any of the Loan Documents have been asserted in relation to Up- and Cross-stream Obligations. The relevant Swiss Guarantor shall take any other actions and/or pass any resolutions including resolutions of the board of directors and shareholders’ resolutions that, in the sole opinion of the Administrative Agent, are necessary to make an amount available for distribution as part of the Free Reserves Available for Distribution, including any resolutions on the dissolution of hidden reserves and/or on the distribution of profits.

(C) The limitations contained herein shall not relieve the relevant Swiss Guarantor from payment obligations under the Loan Documents beyond these limitations. If as of any date a Swiss Guarantor cannot make any further payment as a result of these limitations, then the Swiss Guarantor shall continue to be obligated to make payment hereunder and shall make such payment when the operation of the limitations in this Section permit it to do so.

2. Contribution Agreement. The Guarantors together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or under the other Loan Documents (a “Funding Guarantor”) that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Loan Documents in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate

GUARANTY AGREEMENT (Foreign), Page 2

Payments of such Contributing Guarantor. “Adjusted Maximum Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement (including, without limitation, in respect of this paragraph 2) and the other Loan Documents. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

3. Absolute and Irrevocable Guaranty. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the Obligations are Fully Satisfied. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Foreign Borrowers may have against any Credit Party or any other party, or which any Guarantor may have against any Foreign Borrower, any Credit Party or any other party, shall be available to, or shall be asserted by, any Guarantor against any Credit Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof other than Full Satisfaction of the Obligations guaranteed hereby. If the payment of any amount of principal of, interest with respect to or any other amount constituting the Guaranteed Indebtedness, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Credit Party for any reason, then the Guaranteed Indebtedness and all terms and provisions of this Guaranty Agreement will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

4. Rights Cumulative. If a Guarantor becomes liable for any indebtedness owing by a Foreign Borrower to any Credit Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Credit Parties hereunder shall be cumulative of any and all other rights that any Credit Party may ever have against such Guarantor. The exercise by any Credit Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5. Agreement to Pay Guaranteed Indebtedness. In the event of default by any Foreign Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to Administrative Agent, without notice or demand, in the lawful currency in which such amount is due, and it shall not be necessary for Administrative Agent or any other Credit Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against such Foreign Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by Administrative Agent and any other Credit Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor. Notwithstanding the foregoing, upon payment by such Guarantor of

GUARANTY AGREEMENT (Foreign), Page 3

any sums to Administrative Agent or any other Credit Party hereunder, all rights of such Guarantor against any Foreign Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, contribution or otherwise shall in all respects be subordinate and junior in right of payment to the prior Full Satisfaction of the Obligations. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Indebtedness in the order provided for in Section 2.18(f) of the Credit Agreement.

6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Foreign Borrowers under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of any Foreign Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent or any other Credit Party.

7. Obligations Not Impaired. Each Guarantor hereby agrees that its obligations under the Loan Documents shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of any Foreign Borrower, or the dissolution, insolvency, or bankruptcy of any Foreign Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any other Credit Party to any Foreign Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any other Credit Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by any Foreign Borrower or any other party to Administrative Agent or any other Credit Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or any other Credit Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Administrative Agent or any other Credit Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of any Foreign Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Foreign Borrower or any other Guarantor (other than the Full Satisfaction of the Obligations guaranteed hereby).

8. Representations and Warranties. Each Guarantor represents and warrants to Administrative Agent and the Lenders as follows:

(a) Credit Agreement Representations. All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

GUARANTY AGREEMENT (Foreign), Page 4

(b) Independent Analysis. It has, independently and without reliance upon Administrative Agent or any Lender and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

(c) Borrower Information. It has adequate means to obtain from the Borrower Representative on a continuing basis information concerning the financial condition and assets of the Foreign Borrowers and it is not relying upon Administrative Agent or any Lender to provide (and neither the Administrative Agent nor any Lender shall have any duty to provide) any such information to it either now or in the future.

(d) Benefit of Guaranty. The value of the consideration received and to be received by each Guarantor as a result of the Foreign Borrowers’ and the Lenders’ entering into the Credit Agreement and each Guarantor’s executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

9. Covenants of Guarantor. Each Guarantor covenants and agrees that until the Loan Obligations guaranteed hereby have been Fully Satisfied, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

10. Right of Set Off. When an Event of Default exists and subject to the terms of Section 2.18 of the Credit Agreement, Administrative Agent and each other Credit Party shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent and each other Credit Party to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Administrative Agent or any other Credit Party shall have made any demand under this Guaranty Agreement. Each Credit Party agrees promptly to notify the Borrower Representative (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of Administrative Agent and other Credit Parties hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent or any other Credit Party may have.

11. Intercompany Subordination.

(a) Debt Subordination. Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the Full Satisfaction of the Obligations guaranteed hereby. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Obligations guaranteed hereby shall have been Fully Satisfied; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business. When an Event of Default exists, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor

GUARANTY AGREEMENT (Foreign), Page 5

or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Administrative Agent and the other Credit Parties and shall forthwith be paid to Administrative Agent and applied by Administrative Agent against the Guaranteed Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of any Borrower, any Domestic Guarantor or any other Guarantor (the Borrowers, Domestic Guarantors and such other Guarantor herein the “Debtors”) to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

(b) Lien Subordination. Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor’s assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Administrative Agent or any other Credit Party presently exist or are hereafter created or attached. Without the prior written consent of Administrative Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor’s right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

(c) Insolvency Proceeding. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving any Debtor as debtor, Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligations guaranteed hereby have been Fully Satisfied. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

12. Amendment and Waiver. Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder (which shall require the consent of all Lenders except as otherwise provided in Section 9.10 of the Credit Agreement); no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the parties required by Section 10.02(b) of the Credit Agreement. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13. Tolling of Statutes of Limitation. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Foreign Borrower or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against Administrative Agent or any other Credit Party shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

GUARANTY AGREEMENT (Foreign), Page 6

14. Successor and Assigns. This Guaranty Agreement is for the benefit of the Credit Parties and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor’s successors and assigns. No Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without prior written consent of each Lender except as otherwise permitted by the Credit Agreement and any attempted assignment or transfer without such consent shall be null and void.

15. Reliance and Inducement. Each Guarantor recognizes that Administrative Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to the Foreign Borrowers under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to Administrative Agent and the Lenders in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

16. Notice. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of the Borrower Representative in accordance with the notice provisions in the Credit Agreement.

17. Expenses. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Administrative Agent and the other Credit Parties in connection with the administration, enforcement, or collection of this Guaranty Agreement.

18. Waiver of Promptness, Diligence, etc. Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by the Foreign Borrowers of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

19. Incorporation of Credit Agreement. The Credit Agreement, and all of the terms thereof applicable to each Guarantor (including, without limitation, Section 10.21), are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

20. Entire Agreement. This Guaranty Agreement embodies the final, entire agreement of each Guarantor, agent and the other Credit Parties with respect to each Guarantor’s guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty Agreement is intended by each Guarantor, Administrative Agent and the other Credit Parties as a final and complete expression of the terms of the Guaranty Agreement, and no course of dealing among any Guarantor, the Administrative Agent and any other Credit Parties, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty Agreement.

GUARANTY AGREEMENT (Foreign), Page 7

21. No Waiver. No failure or delay by the Administrative Agent or any other Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

22. Damage Limitation. To the extent permitted by applicable law, each Guarantors agrees that it will not assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

23. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied.

24. Counterparts. This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

25. Severability. Any provision of this Guaranty Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

26. Governing Law. This Guaranty Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

27. Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN

GUARANTY AGREEMENT (Foreign), Page 8

RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

28. Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to paragraph 27. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

29. Service of Process. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in paragraph 16. Nothing in this Guaranty Agreement or any other Loan Document will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law. Each Guarantor hereby irrevocably designates, appoints and empowers IHS Inc. with offices at Two Grand Central Tower, 140 East 45th Street, 40th Floor, New York, NY 10017, Attn: Stephen Green, Esq., Senior Vice President & General Counsel (Telephone: (212) 850-8543; Facsimile: 212 850-8540) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason IHS Inc. shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.

30. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

31. Headings. All paragraph headings used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

GUARANTY AGREEMENT (Foreign), Page 9

32. Enforcement Action Against Swiss Guarantor to recover Up- and Cross-stream Obligations; Swiss Withholding Tax. Each Swiss Guarantor, against whom any Up- and Cross-stream Obligations are being enforced shall, as concerns the proceeds resulting from such enforcement:

(a) if and to the extent required by applicable law in force at the relevant time:

(i) use its reasonable endeavours to procure that such enforcement proceeds can be used to discharge its Up- and Cross-stream Obligations without deduction of the taxes imposed under the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz vom 13. Oktober 1965 über die Verrechnungssteuer) (the “Swiss Withholding Tax”) by discharging the liability of such tax by notification pursuant to applicable law rather than payment of the tax;

(ii) if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct the Swiss Withholding Tax at such rate (currently 35%) as in force from time to time from any such enforcement proceeds and promptly pay any such Swiss Withholding Tax deducted to the Swiss Federal Tax Administration; and

(iii) notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Swiss Withholding Tax deducted has been paid to the Swiss Federal Tax Administration; and

(b) use its reasonable endeavours to procure that any Person who is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such enforcement proceeds will promptly after such deduction:

(i) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties); and

(ii) pay to the Administrative Agent upon receipt any amount so refunded; and

(iii) notwithstanding anything to the contrary in the Loan Documents, not be required to gross up, indemnify or hold harmless any Credit Party for the deduction of Swiss Withholding Tax with respect to the enforcement proceeds applied to the Up- and Cross-stream Obligations.

EXECUTED as of the date first written above.

GUARANTORS:

IHS GROUP HOLDINGS LIMITED IHS INTERNATIONAL HOLDINGS LIMITED IHS GLOBAL LIMITED

By:
Stephen Green, Authorised Signatory

IHS GLOBAL S.A.

By:
Stephen Green, Proxy holder

GUARANTY AGREEMENT (Foreign), Page 10

IHS ENERGY (CANADA) LTD.

By:
Stephen Green, Assistant Secretary

GUARANTY AGREEMENT (Foreign), Page 11

EXHIBIT “A”

TO

GUARANTY AGREEMENT

Subsidiary Joinder Agreement

EXHIBIT “A” to GUARANTY AGREEMENT (Foreign), Cover Page

SUBSIDIARY JOINDER AGREEMENT

(FOREIGN)

This SUBSIDIARY JOINDER AGREEMENT (the “Agreement”) dated as of                     ,          is executed by the undersigned (the “Guarantor”) for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the “Administrative Agent”) and for the benefit of the other Credit Parties in connection with that certain Credit Agreement dated as of January 5, 2011 among IHS Inc., certain of its subsidiaries as borrowers thereunder, the lenders party thereto and the Administrative Agent (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

The Guarantor [is a newly formed or newly acquired Material Subsidiary and] is required to execute this Agreement pursuant to Sections 5.09 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. The Guarantor hereby assumes all the obligations of a “Guarantor” under the Foreign Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the Foreign Guaranty Agreement as if it had been an original signatory thereto. In accordance with the forgoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor irrevocably and unconditionally guarantees to the Administrative Agent and the other Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Foreign Guaranty Agreement) upon the terms and conditions set forth in the Foreign Guaranty Agreement.

2. This Agreement shall be deemed to be part of, and a modification to, the Foreign Guaranty Agreement and shall be governed by all the terms and provisions of the Foreign Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Guarantor enforceable against Guarantor. The Guarantor hereby waives notice of Administrative Agent’s or any other Credit Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the day and year first written above.

Guarantor:

By:
Name:
Title:

EXHIBIT “A” to GUARANTY AGREEMENT (Foreign), Solo Page

EXHIBIT D

TO

IHS INC.

CREDIT AGREEMENT

INCREASED COMMITMENT SUPPLEMENT

EXHIBIT D, Cover Page

INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of                     ,          and entered into by and among IHS Inc. (“IHS”), the undersigned subsidiaries of IHS (collectively with IHS, the “Borrowers”), each of the banks or other lending institutions which is a signatory hereto (the “Lenders”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as agent for itself and the other lenders (in such capacity, together with its successors in such capacity, the “Agent”), and is made with reference to that certain Credit Agreement dated as of January 5, 2011 (as amended, the “Credit Agreement”), by and among the Borrowers, certain lenders and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrowers and the Lenders are entering into this Increased Commitment Supplement to provide for: (i) the increase of the aggregate Revolving Commitments and/or (ii) additional Term Loans;

WHEREAS, each Lender [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Commitment and/or provide additional Term Loans [, and each Lender, to the extent not already a Lender party to the Credit Agreement (herein a “New Lender”), wishes to become a Lender party to the Credit Agreement];7

WHEREAS, the Lenders are willing to agree to supplement the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Increase in Revolving Commitments and Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees that on the effective date hereof: (a) its Revolving Commitment shall be increased to [or in the case of a New Lender, shall be] the amount set forth on Schedule 1 hereto opposite its name and (b) the amount of its additional Term Loan is set forth on Schedule 1 hereto opposite its name. [On the effective date of this Supplement, the Lenders hereunder agreeing to make additional Term Loans, each agree to make an advance to IHS on such date in the principal amount of its additional Term Loan as reflected on Schedule 1 hereto.]

Section 2. [New Lenders. Each New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of IHS delivered under Sections 3.04 or 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement; (iii) agrees that it will, independently and without reliance upon the Agent, any other lender under the Credit Agreement or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a “Lender” under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

[7]	Bracketed alternatives should be included if there are New Lenders.

INCREASED COMMITMENT SUPPLEMENT, Page 1

Section 3. Representations and Warranties. In order to induce the Lenders to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, IHS represents and warrants to Agent and each Lender that (a) the representations and warranties of the Loan Parties contained in the Loan Documents are and will be true, correct and complete in all material respects on and as of the effective date hereof to the same extent as though made on and as of that date and for that purpose, this Supplement shall be deemed to be a Loan Document; (b) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default; [and (c) after giving effect to the Term Loans contemplated hereby and the use of proceeds therefrom, IHS are: (1) on a projected basis in compliance with all covenants set forth in Article VII hereof through the Term Maturity Date; and (2) on a Pro Forma basis in compliance with all covenants set forth in Article VII calculated based on the most recently ended twelve (12) month period for which Administrative Agent has received financial statements pursuant to the terms of the Credit Agreement.]

Section 4. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers (in their capacities as Borrowers and as Guarantors), the Agent, and the Lenders party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Credit Agreement shall mean a reference to the Credit Agreement as supplemented hereby.

Section 5. Applicable Law. This Supplement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 7. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy or electronic counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement shall become effective on the date when the Agent receives executed counterparts of this Supplement signed by the Borrowers, the Lenders and the Agent which date shall be the “effective date” hereof.

Section 8. Entire Agreement. This Supplement embodies the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

INCREASED COMMITMENT SUPPLEMENT, Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

US Borrowers[8]:

IHS INC.

INFORMATION HANDLING SERVICES GROUP INC.
IHS GLOBAL INC.

By:
Name:
Title:

Foreign Borrowers[9]:

IHS GROUP HOLDINGS LIMITED

By:
Name:
Title:

IHS GLOBAL LIMITED

By:
Name:
Title:

IHS GLOBAL S.A.

By:
Name:
Title:

IHS ENERGY (CANADA) LTD.

By:
Name:
Title:

[8]	add any US Borrowers added to the Credit Agreement after the Effective Date
[9]	add any Foreign Borrowers added to the Credit Agreement after the Effective Date

INCREASED COMMITMENT SUPPLEMENT, Page 3

Agent and the Lenders:

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION, as the Agent [and as a Lender]

By:
Name:
Title:

[Lenders]

By:
Name:
Title:

[New Lender]

By:
Name:
Title:

INCREASED COMMITMENT SUPPLEMENT, Page 4

CONSENT OF GUARANTORS10

Each Guarantor:  (i) consents and agrees to this Supplement; (ii) agrees that each of the Loan Documents to which it is a party is in full force and effect and continues to be its legal, valid and binding obligation enforceable in accordance with its respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the Borrowers arising as a result of the increase in the Revolving Commitments contemplated hereby or the additional Term Loans made pursuant hereto are “Guaranteed Indebtedness” as defined in the Guaranty Agreement and “Obligations” as defined in the Loan Documents.

IHS CERA Inc. IHS Global Insight (USA) Inc.[11]

By:
Name:
Title:

[10]	Add additional guarantors added after the Effective Date who are not also Borrowers
[11]	List only guarantors who are not also Borrowers

INCREASED COMMITMENT SUPPLEMENT, Page 5

SCHEDULE 1

TO

IHS INC.

INCREASED COMMITMENT SUPPLEMENT

COMMITMENTS

Lender	Revolving Commitment	Amount of the Increase in the Term Loan	UK DTTP Number and Jurisdiction (if any)
1. JPMorgan Chase Bank, N.A.

TOTAL	$	$

SCHEDULE 1 TO INCREASED COMMITMENT SUPPLEMENT, Solo Page

EXHIBIT E

TO

IHS INC.

CREDIT AGREEMENT

Borrowing Request

EXHIBIT E, Cover Page

BORROWING REQUEST

            ,     ,

To:	JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn Street, 19th Floor
Chicago, IL 60603
Attention: Leonida Mischke
Telephone: 312-385-7055
Telecopy: 888-266-8058

and each Lender

Ladies and Gentlemen:

The undersigned, IHS Inc. (the “Borrower Representative”), refers to the Credit Agreement (as amended, the “Agreement”) dated as of January 5, 2011, among IHS Inc., certain of its subsidiaries named therein (collectively, the “Borrowers”), JPMorgan Chase Bank, National Association as agent, and the Lenders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower Representative hereby gives the Administrative Agent and the Lenders notice pursuant to Section 2.03 of the Credit Agreement that the Borrower Representative requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the information relating to such Borrowing (the “Requested Borrowing”).

(i)	The Requested Borrowing is a [Revolving] [Term] [Available Currency] [Canadian Currency] Loan;

(ii)	The date of the Requested Borrowing is ;

(iii)	The principal amount of the Requested Borrowing is $ ;

(iv)	The Borrower of the Requested Borrowing:

(v)	The Available Currency requested is (if any)

BORROWING REQUEST, Page 1

(vi)	The Type or Types of the Borrowing requested (i.e., ABR Borrowing, Canadian Prime Rate Borrowing or Fixed Borrowing) and, if applicable the Interest Periods applicable thereto are set forth in the table below:

Amount	Type	Interest Period (if applicable)
1.		Month(s)
2.		Month(s)
3.		Month(s)
4.		Month(s)
5.		Month(s)
6.		Month(s)

(vii)	The proceeds of the Requested Borrowing should be disbursed directly to the entities in the amounts and in accordance with the transfer instructions set forth in the table below:

Dollar Amount	Recipient	Instructions
$
$
$
$

By its execution below, the Borrower Representative represents and warrants to the Administrative Agent and the Lenders:

(i) At the time of and immediately after giving effect to the Requested Borrowing, no Default exists;

(ii) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct on and as of the date of the Requested Borrowing with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

(iii) After giving effect to the credit extended pursuant to this request, the aggregate Dollar Amount of the outstanding Revolving Exposures does not exceed the aggregate Revolving Commitments, the Dollar Amount of the Available Currency Exposures do not exceed the Available Currency Commitments, the Dollar Amount of the Canadian Currency Exposures do not exceed the Canadian Currency Commitments and the total Available Currency Exposures and Canadian Currency Exposures do not exceed the Foreign Currency Limit.

The instructions set forth herein are irrevocable, except as otherwise provided by the Credit Agreement. A telecopy or other electronic communication of these instructions shall be deemed valid and may be accepted and relied upon by the Administrative Agent and the Lenders as an original.

IHS INC.

By:
Name:
Title:

BORROWING REQUEST, Page 2

EXHIBIT F

TO

IHS INC.

CREDIT AGREEMENT

Interest Election Request

EXHIBIT F, Cover Page

INTEREST ELECTION REQUEST

                 ,

To:	JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn Street, 19th Floor
Chicago, IL 60603
Attention: Leonida Mischke
Telephone: 312-385-7055
Telecopy: 888-266-8058
and each Lender

Ladies and Gentlemen:

The undersigned, IHS Inc. (the “Borrower Representative”), refers to the Credit Agreement (as amended, the “Agreement”) dated as of January 5, 2011, among IHS Inc., certain of its subsidiaries named therein (collectively, the “Borrowers”), JPMorgan Chase Bank, National Association as agent, and the Lenders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower Representative hereby gives the Administrative Agent and the Lenders notice pursuant to Section 2.07 of the Credit Agreement that the Borrowers requests a conversion or continuation (a “Change”) of the Borrowing or Borrowings specified on Schedule 1.

By its execution below, the Borrower Representative represents and warrants to the Administrative Agent and the Lenders:

(i) At the time of and immediately after giving effect to the requested Change, no Default exists; and

(ii) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct on and as of the date of the requested Change with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

The instructions set forth herein are irrevocable, except as otherwise provided by the Credit Agreement. A telecopy or other electronic communication of these instructions shall be deemed valid and may be accepted and relied upon by the Administrative Agent and the Lenders as an original.

IHS INC.

By:
Name:
Title:

INTEREST ELECTION REQUEST, Solo Page

SCHEDULE 1

TO

INTEREST ELECTION REQUEST

Current Class (Term/Revolver/Available Currency/ Canadian Currency)	Current Type (ABR, Canadian Prime or Fixed)	Current Principal Amount	Current Interest Period Expiration Date	Continue as (Type)	Convert to (Type)	New Interest Period Length

SCHEDULE 1 TO INTEREST ELECTION REQUEST, Solo Page

EXHIBIT G

TO

IHS INC.

CREDIT AGREEMENT

Borrower Joinder Agreement

EXHIBIT “G”, Cover Page

BORROWER JOINDER AGREEMENT

This BORROWER JOINDER AGREEMENT (the “Agreement”) dated as of                     ,          is executed by the undersigned (the “New Borrower”) for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the “Administrative Agent”) and for the benefit of the other Credit Parties in connection with that certain Credit Agreement among IHS Inc., certain of its subsidiaries as borrowers thereunder, the lenders party thereto and the Administrative Agent (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

The New Borrower is a wholly owned Subsidiary of IHS and desires to be come a “Borrower” and a [US Borrower] [Foreign Borrower] [Canadian Borrower] under the Credit Agreement pursuant to Sections 2.24 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Borrower hereby agrees as follows:

1. The New Borrower assumes all the obligations of a “Borrower” and a [“US Borrower”] [“Foreign Borrower”] [“Canadian Borrower”] under the Credit Agreement and the notes executed pursuant thereto and agrees that it is a “Borrower” and a [“US Borrower”] [“Foreign Borrower”] [“Canadian Borrower”] and bound as a “Borrower” and [“Canadian Borrower”] [“US Borrower”] [“Foreign Borrower”] under the terms of the Credit Agreement as if it had been an original signatory thereto.

2. The New Borrower assumes all the obligations of a “Guarantor” under the [US] [Foreign] Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the [US] [Foreign] Guaranty Agreement as if it had been an original signatory thereto. In accordance with the forgoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Borrower irrevocably and unconditionally guarantees to the Administrative Agent for the benefit of the Credit Parties the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the [US] [Foreign] Guaranty Agreement) upon the terms and conditions set forth in the [US] [Foreign] Guaranty Agreement.

3. The New Borrower hereby represents and warrants as of the date hereof that: (a) no Default exists and (b) the representations and warranties of the Loan Parties contained in the Loan Documents applicable to the New Borrower are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

4. This Agreement shall be deemed to be part of, and a modification to, the Credit Agreement, the notes executed pursuant thereto and the [US] [Foreign] Guaranty Agreement and shall be governed by all the terms and provisions thereof, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the New Borrower enforceable against New Borrower. The New Borrower waives notice of the Administrative Agent’s and the other Credit Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the New Borrower has executed this Agreement as of the day and year first written above.

Debtor:

By:
Name:
Title:

BORROWER JOINDER AGREEMENT, Solo Page